Execution Version
SECOND AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

    This second Amendment to Loan and Security Agreement (this “Amendment”) is dated as of December 22, 2023 and is entered into by and among Replimune Group, Inc., a Delaware corporation, and each of its Subsidiaries (other than Excluded Subsidiaries and the MSC Subsidiary) party to the Loan Agreement as borrower (individually and collectively referred to as “Borrower”), the several banks and other financial institutions or entities from time to time parties to the Loan Agreement (collectively referred to as “Lenders”) and HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent and collateral agent for itself and Lenders (in such capacity, “Agent”). Capitalized terms used herein without definition shall have the same meanings given them in the Loan Agreement (as defined below).

Recitals
A.Borrower, Agent and Lenders have entered into that certain Loan and Security Agreement dated as of October 6, 2022, among Borrower, Agent and Lenders (as amended by that certain First Amendment to Loan and Security Agreement dated as of June 28, 2023 and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), pursuant to which Lenders have agreed to extend and make available to Borrower certain advances of money.
B.In accordance with Section 11.3 of the Loan Agreement, Borrower has requested that Agent and Lenders agree to amend certain provisions of the Loan Agreement.
C.Agent and Lenders have agreed to so amend the Loan Agreement upon the terms and conditions more fully set forth herein.
Agreement
    NOW, THEREFORE, in consideration of the foregoing Recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.Amendments.
1.1Effective as of the Second Amendment Closing Date the Loan Agreement (including the Exhibits and Schedules thereto) is amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the Loan Agreement attached as Annex A.
1.2Each reference in the Loan Agreement to “this Agreement” and the words “hereof,” “herein,” “hereunder,” or words of like import, shall mean and be a reference to the Loan Agreement as amended by this Amendment.
2.Borrower’s Representations And Warranties. Borrower represents and warrants that:
2.1Immediately upon giving effect to this Amendment, (i) the representations and warranties contained in the Loan Documents are true and correct in all material respects except to the extent such representations and warranties expressly relate to an earlier date, in which case they are true and correct in all material respects as of such date and (ii) no default or Event of Default has occurred and is continuing with respect to which Borrower has not been notified in writing by Agent or Lenders.
2.2Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment.

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2.3The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary corporate action on the part of Borrower.
2.4This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
2.5As of the date hereof, it has no defenses against the obligations to pay any amounts under the Secured Obligations. Borrower acknowledges that each of Agent and Lenders has, as of the date hereof, acted in good faith and has conducted in a commercially reasonable manner its relationships with Borrower in connection with this Amendment and in connection with the Loan Documents.
Borrower understands and acknowledges that each of Agent and Lenders is entering into this Amendment in reliance upon, and in partial consideration for, the above representations and warranties, and agrees that such reliance is reasonable and appropriate.
3.Limitation. The amendments set forth in this Amendment shall be limited precisely as written and shall not be deemed (a) to be a waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which Agent and/or Lenders may now have or may have in the future under or in connection with the Loan Agreement (as amended hereby) or any instrument or agreement referred to therein; or (b) to be a consent to any future amendment or modification or waiver to any instrument or agreement the execution and delivery of which is consented to hereby. Except as expressly amended hereby, the Loan Agreement shall continue in full force and effect.
4.Effectiveness. This Amendment shall become effective upon the satisfaction of all of the following conditions precedent (such date of satisfaction of such condition precedents, the “Second Amendment Closing Date”):
1.1Amendment. Borrower, Agent and Lenders shall have duly executed and delivered this Amendment to Lenders.
1.2Advance Request. Agent shall have received a duly executed Advance Request with respect to the Tranche 2 Advance to be made on the Second Amendment Closing Date at least one (1) Business Day before the Second Amendment Closing Date.
1.3Payment of Lender Expenses. Borrower shall have paid all reasonable Lender expenses (including all reasonable attorneys' fees and reasonable expenses) incurred through the date of this Amendment for the documentation and negotiation of this Amendment, in each case, to the extent invoiced on or prior to the Second Amendment Closing Date.
5.RELEASE. In consideration of the agreements of Agent and each Lender contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby to the extent possible under applicable law fully, absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and each Lender, and its successors and assigns, and its present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, Lender and all such other persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which Borrower, or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time prior to the execution of this

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Amendment, for or on account of, or in relation to, or in any way in connection with the Loan Agreement, or any of the other Loan Documents or transactions thereunder or related thereto. Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Borrower agrees that no fact, event, circumstance, evidence or transaction existing prior to the execution of this Amendment which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.
6.Counterparts. This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts shall be deemed an original of this Amendment. This Amendment may be executed by facsimile, portable document format (.pdf) or similar technology signature, and such signature shall constitute an original for all purposes.
7.Incorporation By Reference.  The provisions of Section 11 of the Loan Agreement shall be deemed incorporated herein by reference, mutatis mutandis.
8.Reaffirmation. By executing and delivering a counterpart hereof, (i) Borrower hereby agrees that all Advances incurred by Borrower shall be secured by the Collateral pursuant to the applicable Loan Documents in accordance with the terms and provisions thereof and (ii) Borrower hereby (A) agrees that, notwithstanding the effectiveness of this Amendment, after giving effect to this Amendment, the Loan Documents continue to be in full force and effect, (B) agrees that all of the Liens and security interests created and arising under the Loan Documents remain in full force and effect on a continuous basis, and the perfected status and priority of each such Lien and security interest continues in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, as collateral security for its obligations, liabilities and indebtedness under the Loan Agreement to the extent provided in, and subject to the limitations and qualifications set forth in, such Loan Documents (as amended by this Amendment) and (C) affirms and confirms all of its obligations, liabilities and indebtedness under the Loan Agreement and each other Loan Document, in each case after giving effect to this Amendment, including the pledge of and/or grant of a security interest in its assets as Collateral pursuant to the Loan Documents to secure such Secured Obligations, all as provided in the Loan Documents, and acknowledges and agrees that such obligations, liabilities, guarantee, pledge and grant continue in full force and effect in respect of, and to secure, such Secured Obligations under the Loan Agreement and the other Loan Documents, in each case, to the extent provided in, and subject to the limitations and qualifications set forth in, such Loan Documents (as amended by this Amendment).
[Signature Page Follows.]

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In Witness Whereof, the parties have duly authorized and caused this Amendment to be executed as of the date first written above.

BORROWER:
REPLIMUNE GROUP, INC.
Signature: /s/ Philip Astley-Sparke
Print Name:    Philip Astley-Sparke
Title:        Director
REPLIMUNE, INC.
Signature: /s/ Philip Astley-Sparke
Print Name:    Philip Astley-Sparke
Title:        CEO
REPLIMUNE LIMITED
Signature: /s/ Philip Astley-Sparke
Print Name:    Philip Astley-Sparke
Title:        Director

[Signature Page – Second Amendment to LSA (Replimune)]

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Accepted in Palo Alto, California:
AGENT:
HERCULES CAPITAL, INC.
Signature:    /s/ Kiersten Botelho
Print Name:    Kiersten Botelho
Title:        General Counsel

LENDERS:
HERCULES CAPITAL, INC.
Signature:    /s/ Kiersten Botelho
Print Name:    Kiersten Botelho
Title:        General Counsel

HERCULES PRIVATE GLOBAL VENTURE GROWTH FUND I L.P.
By: Hercules Adviser LLC, its Investment Adviser
Signature:    /s/ Kiersten Botelho
Print Name:    Kiersten Botelho
Title:        Authorized Signatory

HERCULES PRIVATE FUND ONE LLC
By: Hercules Adviser LLC, its Investment Adviser
Signature: /s/ Kiersten Botelho
Name: Kiersten Botelho
Title: Authorized Signatory

Annex A
Conformed Loan Agreement

[Signature Page – Second Amendment to LSA (Replimune)]

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[See attached.]
[Signature Page – Second Amendment to LSA (Replimune)]

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Execution Version (Conformed Copy through Amendment No.2 to Loan and Security Agreement)

LOAN AND SECURITY AGREEMENT
THIS LOAN AND SECURITY AGREEMENT is made and dated as of October 6, 2022 and is entered into by and among Replimune Group, Inc., a Delaware corporation, and each of its Subsidiaries (other than Excluded Subsidiaries and the MSC Subsidiary) (hereinafter individually and collectively referred to as “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (collectively, referred to as the “Lenders”) and HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent and collateral agent for itself and the Lenders (in such capacity, the “Agent”).
RECITALS
A.    Borrower has requested the Lenders make available to Borrower term loans in an aggregate principal amount of up to Two Hundred Million Dollars ($200,000,000) (collectively, the “Term Loan”); and
B.    The Lenders are willing to make the Term Loan on the terms and conditions set forth in this Agreement.
AGREEMENT
NOW, THEREFORE, Borrower, Agent and the Lenders agree as follows:
SECTION 1DEFINITIONS AND RULES OF CONSTRUCTION
1.1Unless otherwise defined herein, the following capitalized terms shall have the following meanings:
“Account Control Agreement(s)” means any agreement entered into by and among the Agent, Borrower and a third party bank or other institution (including a Securities Intermediary) in which Borrower maintains a Deposit Account or an account holding Investment Property and which perfects Agent’s first priority security interest in the subject account or accounts, or in the case of a jurisdiction outside of the United States, any agreements in favor of the Agent pledging the accounts of the applicable Borrower as security, in form and substance reasonably satisfactory to the Agent.
“ACH Authorization” means the ACH Debit Authorization Agreement in substantially the form of Exhibit G, which account numbers shall be redacted for security purposes if and when filed publicly by the relevant Borrower.
“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business, line of business or division or other unit of operation of a Person, (b) the acquisition of the Equity Interests of any Person, whether or not involving a merger, consolidation or similar transaction with such other Person, or otherwise causing any Person to become a Subsidiary of Borrower, or (c) the acquisition of, or the right to use, develop or sell (in each case, including through licensing), any product, product line or Intellectual Property of or from any other Person.
“Advance(s)” means a Term Loan Advance.
“Advance Date” means the funding date of any Advance.

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“Advance Request” means a request for an Advance submitted by Borrower to Agent in substantially the form of Exhibit A, which account numbers shall be redacted for security purposes if and when filed publicly by Borrower.
“Affiliate” means (a) any Person that directly or indirectly controls, is controlled by, or is under common control with the Person in question, (b) any Person directly or indirectly owning, controlling or holding with power to vote ten percent (10%) or more of the outstanding voting securities of another Person, (c) any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held by another Person with power to vote such securities, or (d) any Person related by blood or marriage to any Person described in subsection (a), (b) or (c) of this paragraph. As used in the definition of “Affiliate,” the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
“Agreement” means this Loan and Security Agreement, as amended from time to time.
“Amortization Date” means initially, October 1, 2026; provided however, that (a) if the Approval Milestone is achieved prior to October 1, 2026, such date shall be extended to April 1, 2027 and (b) if (i) if the conditions to the extension set forth in clause (a) have been satisfied and (ii) the Revenue Milestone is achieved, such date shall be extended to October 1, 2027.
“Anti-Corruption Laws” shall mean all laws, rules, and regulations of any jurisdiction applicable to Borrower or any of its Affiliates from time to time concerning or relating to bribery or corruption, including without limitation the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010 and other similar legislation in any other jurisdictions.
“Anti-Terrorism Laws” means any laws, rules, regulations or orders relating to terrorism or money laundering, including without limitation Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by OFAC.
“Approval Milestone” means the satisfaction of each of the following events: (a) no Default or Event of Default shall have occurred and be continuing and (b) Parent shall have stated in Parent’s public filings with the Securities and Exchange Commission (as confirmed by Agent in its reasonable discretion) that the FDA has approved the commercialization in the United States of RP1 for either indications related to: (i) the treatment of patients with CSCC or (ii) the treatment of patients with Melanoma who failed anti-PD1 therapy, in each case with a label claim that is generally consistent in all material respects with that sought in Borrower’s BLA filing.
“Article 55 BRRD” means Article 55 of Directive 2014/59/EU (as amended or reenacted from time to time) establishing a framework for the recovery and resolution of credit institutions and investment firms.
“Bail-In Action” means the exercise of any Write-down and Conversion Powers.
“Bail-In Legislation” means: (a) in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; and (b) in relation to any state other than such an EEA Member Country or (to the extent that the United

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Kingdom is not such an EEA Member Country) the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.
“BLA” has the meaning set forth in the definition of BLA Filing.
“BLA Filing” means a Biologics License Application (“BLA”) with respect to RP1 that was submitted by Borrower to the FDA.
“Blocked Person” means any Person: (a) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti Terrorism Law, (d) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, or (e) a Person that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list.
“Board of Directors” means the board of directors or comparable governing body of such Person, or any subcommittee thereof, as applicable.
“Borrower Products” means all products, software, service offerings, technical data or technology currently being designed, manufactured or sold by Borrower or which Borrower intends to sell, license, or distribute in the future including any products or service offerings under development, collectively, together with all products, software, service offerings, technical data or technology that have been sold, licensed or distributed by Borrower since its incorporation and remain material to its business.
“Borrower’s Books” means Borrower’s or any of its Subsidiaries’ books and records including ledgers, federal, state, local and foreign tax returns, records regarding Borrower’s or its Subsidiaries’ assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.
“Business Day” means any day other than Saturday, Sunday and any other day on which banking institutions in the State of California are closed for business.
“Cash” means all cash, cash equivalents and liquid funds.
“Change in Control” means (a) any reorganization, recapitalization, consolidation or merger (or similar transaction or series of related transactions) of Parent, sale or exchange of outstanding shares (or similar transaction or series of related transactions) of Parent in which the holders of Parent’s outstanding shares immediately before consummation of such transaction or series of related transactions do not, immediately after consummation of such transaction or series of related transactions, retain shares representing more than fifty percent (50%) of the voting power of the surviving entity of such transaction or series of related transactions (or the parent of such surviving entity if such surviving entity is wholly owned by such parent), in each case without regard to whether Parent is the surviving entity or (b) Borrower ceases to own, directly or indirectly, 100% of the ownership interests in each Subsidiary of such Borrower (except for mergers or consolidations of a Subsidiary into another Subsidiary or into Borrower, or the dissolution of a Subsidiary to the extent permitted hereunder).
“Closing Date” means the date of this Agreement.
“Code” means the Internal Revenue Code of 1986, as amended.

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“Common Stock” means the common stock of Parent.
“Company IP” means any and all of the following, as they exist in and throughout the United States of America: (a) Current Company IP; (b) improvements, continuations, continuations-in-part, divisions, provisionals or any substitute applications, any Patent issued with respect to any of the Current Company IP, any Patent right claiming the composition of matter of, or the method of making or using, the Products in the United States of America, any reissue, reexamination, renewal or Patent term extension or adjustment (including any supplementary protection certificate) of any such Patent, and any confirmation Patent or registration Patent or patent of addition based on any such Patent; (c) trade secrets or trade secret rights, including any rights to unpatented inventions, know-how, show-how, operating manuals, confidential or proprietary information, research in progress, algorithms, data, databases, data collections, designs, processes, procedures, methods, protocols, materials, formulae, drawings, schematics, blueprints, flow charts, models, strategies, prototypes, techniques, and the results of experimentation and testing, including samples, in each case, as specifically related to any research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of the Products; and (d) any and all IP Ancillary Rights specifically relating to any of the foregoing.
“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any Indebtedness, lease, dividend, letter of credit or other obligation of another, including any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards or merchant services issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.
“Copyright License” means any written agreement granting any right to use any Copyright or Copyright registration, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.
“Copyrights” means all copyrights, whether registered or unregistered, held pursuant to the laws of the United States of America, any State thereof, the United Kingdom, or of any other country.
“CSCC” means Cutaneous Squamous Cell Carcinoma.
“Default” means a fact, event or condition that constitutes an Event of Default or that, with the giving of notice or the lapse of time, or both, would, unless cured or waived, constitute an Event of Default.
“Deposit Accounts” means any “deposit accounts,” as such term is defined in the UCC, and includes any checking account, savings account, or certificate of deposit.

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“Domestic Subsidiary” means any Subsidiary organized under the laws of the United States of America, any State thereof, the District of Columbia, or any other jurisdiction within the United States of America.
“Due Diligence Fee” means $65,000, which fee has been paid to the Lenders prior to the Closing Date and shall be deemed fully earned on such date regardless of the early termination of this Agreement and shall be applied in its entirety on the Closing Date towards the Lenders’ non-legal transaction costs and due diligence expenses.
“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.
“English Debenture” means that certain English law governed debenture, dated as of the date hereof, executed by Replimune UK and the Agent.
“English Security Documents” means the following documents, each in form and substance reasonably satisfactory to Agent: (a)the English Debenture , (b) that certain English law governed share charge in respect of the entire issued share capital of Replimune UK, dated as of the date hereof, executed by the Parent and the Agent, and (c) such other documents incidental to the foregoing documents as Agent may reasonably determine necessary.
“EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person) from time to time.
“End of Term Charge” means any end of term charge payable pursuant to Section 2.6.
“Equity Interests” means, with respect to any Person, the capital stock, partnership or limited liability company interest, or other equity securities or equity ownership interests of such Person.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.
“Excluded Account” means (a) any deposit account or securities account exclusively used as a trust, collateral, or escrow account, in each case (1) entered into in the ordinary course of business, (2) where the applicable Borrower holds the funds exclusively for the benefit of an unaffiliated third party, (3) such funds are pledged or otherwise encumbered as set forth on Schedule 1C or pursuant to clauses (vi), (xiv), or (xv) of the definition of Permitted Liens, and (4) only to the extent required to be excluded pursuant to the underlying documents entered into in connection with such Permitted Liens, (b) any deposit account or securities account exclusively used to secure obligations permitted under clause (vii) of the definition of Permitted Indebtedness, and (c) any deposit account exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for any Borrower’s employees, collectively not to exceed the amount to be paid in the ordinary course of business in the then-next payroll cycle.
“Excluded Subsidiaries” means all Foreign Subsidiaries (other than Replimune UK) that (a) generate in the aggregate less than 5.00% of the consolidated trailing twelve month revenue calculated in accordance with GAAP of the Parent and its Subsidiaries as of the last day of the most recent fiscal month for which financial statements of the Parent are available or (b) hold in the aggregate assets that constitute less than 5.00% of consolidated total assets of the Parent and its Subsidiaries, at any time; provided that, if the consolidated trailing twelve month revenue calculated in accordance with GAAP or consolidated total assets of all Foreign

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Subsidiaries that would otherwise be an “Excluded Subsidiary” pursuant to clauses (a) and (b) above exceeds (i) 5.00% of the of the consolidated trailing twelve month revenue calculated in accordance with GAAP of the Parent and its Subsidiaries for such fiscal month or (ii) 5.00% of consolidated total assets of the Parent and its Subsidiaries, at any time, then Borrower shall designate in writing to the Agent one or more of such Foreign Subsidiaries to become a Borrower to the extent necessary to eliminate such excess.
“FDA” means the U.S. Food and Drug Administration or any successor thereto or any other comparable Governmental Authority.
“FDA Laws” means all applicable statutes, rules, regulations, published guidance and Requirements of Law administered, implemented, enforced or issued by FDA or any comparable governmental authority.
“Federal Health Care Program Laws” means collectively, federal Medicare or federal or state Medicaid statutes, Sections 1128, 1128A, 1128B, 1128C or 1877 of the Social Security Act (42 U.S.C. §§ 1320a-7, 1320a-7a, 1320a-7b, 1320a-7c, 1320a-7h and 1395nn), the federal TRICARE statute (10 U.S.C. § 1071 et seq.), the civil False Claims Act of 1863 (31 U.S.C. § 3729 et seq.), criminal false claims statutes (e.g., 18 U.S.C. §§ 287 and 1001), the Program Fraud Civil Remedies Act of 1986 (31 U.S.C. § 3801 et seq.), and the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. §§ 1320d-1329d-8), as amended by the Health Information Technology for Economic and Clinical Health Act, enacted as Title XIII of the American Recovery and Reinvestment Act of 2009, Public Law 111-5 (collectively, “HIPAA”) or related regulations or other Requirements of Law applicable to Borrower that directly or indirectly govern the health care industry, programs of governmental authorities related to healthcare, health care professionals or other health care participants, or relationships among health care providers, suppliers, distributors, manufacturers and patients.
“Forecast” means the projections for Borrower as delivered to Agent by Borrower within 30 days after the achievement of the Approval Milestone, subject to approval by the Agent in its reasonable discretion; provided that (i) if Borrower does not submit such projections within such 30 day period after the achievement of the Approval Milestone then the Forecast shall be the projections delivered to Agent as of the Closing Date, (ii) if the Agent does not reject the projections delivered within such 30 day period after the achievement of the Approval Milestone in writing within 30 days after Borrower has received written confirmation from Agent that it has received such projections (with an explanation as to the reason(s) for such rejection) then such projections shall be deemed to be approved and shall be the Forecast, and (iii) Borrower may from time to time update the Forecast with a forecast approved by Borrower's Board of Directors delivered to Agent pursuant to Section 7.1(h), subject to approval by the Agent in its reasonable discretion.
“Foreign Subsidiary” means any Subsidiary other than a Domestic Subsidiary.
“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time.
“HMRC” means HM Revenue & Customs of the UK.
“Indebtedness” means indebtedness of any kind, including (a) all indebtedness for borrowed money or the deferred purchase price of property or services (excluding trade credit entered into in the ordinary course of business due within ninety (90) days), including non-contingent reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations, (d) equity securities of any Person subject to repurchase or redemption other

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than at the sole option of such Person, (e) “earnouts”, purchase price adjustments, profit sharing arrangements, deferred purchase money amounts and similar payment obligations or continuing obligations of any nature arising out of purchase and sale contracts, (f) obligations arising under bonus, deferred compensation, incentive compensation or similar arrangements (other than those arising in the ordinary course of business), (g) non-contingent obligations to reimburse any bank or Person in respect of amounts paid under a letter of credit, banker’s acceptance or similar instrument, and (h) all Contingent Obligations.
“Initial Facility Charge” means an amount equal to Four Hundred and Eighty-Seven Thousand and Five Hundred Dollars ($487,500), which is payable to the Lenders in accordance with Section 4.1(h).
“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy, liquidation, moratorium, receivership, or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, administration, arrangement, or other similar relief proceedings in the applicable jurisdiction from time to time in effect and affecting the rights of creditors generally.
“Intellectual Property” means all of Borrower’s Copyrights; Trademarks; Patents; Licenses; trade secrets and inventions; mask works; Borrower’s applications therefor and reissues, extensions, or renewals thereof; and Borrower’s goodwill associated with any of the foregoing, together with Borrower’s rights to sue for past, present and future infringement of Intellectual Property and the goodwill associated therewith.
“Investment” means (a) any beneficial ownership (including stock, partnership, limited liability company interests, or other equity securities or ownership interests) of or in any Person, (b) any loan, advance or capital contribution to any Person, (c) any Acquisition or (d) other transfers on behalf of or in connection with any equity ownership or similar transfers.
“IP Ancillary Rights” means, with respect to any Copyright, Trademark, Patent, software, trade secrets or trade secret rights, including any rights to unpatented inventions, know-how, show-how and operating manuals, all income, royalties, proceeds and liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect thereto, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other intellectual property right ancillary to any Copyright, Trademark, Patent, software, trade secrets or trade secret rights.
“IRS” means the United States Internal Revenue Service.
“Joinder Agreements” means for each Subsidiary (other than Excluded Subsidiaries and the MSC Subsidiary), a completed and executed (i) Joinder Agreement in substantially the form attached hereto as Exhibit F, or (ii) joinder documentation in form and substance reasonably satisfactory to the Agent joining a Subsidiary as a party under the English Security Documents or similar security documents under the relevant jurisdiction, as applicable.
“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests in respect of Company IP.
“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind and any other security interest or other agreements or arrangements having a similar effect, whether voluntarily incurred

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or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, and any lease in the nature of a security interest.
“Loan” means the Advances made under this Agreement.
“Loan Documents” means this Agreement, the promissory notes (if any), the ACH Authorization, the Account Control Agreements, the Joinder Agreements, all UCC Financing Statements, the Pledge Agreement, the English Security Documents, each Process Letter, and any other documents executed in connection with the Secured Obligations or the transactions contemplated hereby, as the same may from time to time be amended, modified, supplemented or restated.
“Market Capitalization” means, as of any date of determination, the product of (a) the number of outstanding shares of Common Stock publicly disclosed in the most recent filing of Parent with the Securities and Exchange Commission as outstanding as of such date of determination and (b) the most recent closing price of Parent’s Common Stock (as quoted on Bloomberg L.P.’s page or any successor page thereto of Bloomberg L.P. or if such page is not available, any other commercially available source).
“Material Adverse Effect” means a material adverse effect upon: (i) the business, operations, properties, assets or financial condition of Parent and its Subsidiaries taken as a whole; or (ii) the ability of Borrower to perform or pay the Secured Obligations in accordance with the terms of the Loan Documents, or the ability of Agent or the Lenders to enforce any of its rights or remedies with respect to the Secured Obligations; or (iii) the Collateral or Agent’s Liens on the Collateral or the priority of such Liens.
“Material Regulatory Liabilities” means (i) any liabilities arising from the violation of Public Health Laws, Federal Health Care Program Laws, and other applicable comparable Requirements of Law (including FDA Laws and Federal Health Care Program Laws), including, but not limited to, withdrawal of approval, recall, revocation, suspension, import refusal and seizure of any Product, and (ii) any loss of recurring annual revenues as a result of any loss, suspension or limitation of any Registrations, which, in the case of each of clauses (i) and (ii), could reasonably be expected to result in a Material Adverse Effect.
“Maximum Term Loan Amount” means Two Hundred Million and No/100 Dollars ($200,000,000).
“Milestone” means individually, each of the Approval Milestone, Revenue Milestone and/or Tranche 3 Milestone.
“MSC Investment Conditions” means that Borrower maintains Qualified Cash in an amount equal to or greater than the lesser of (i) 100% of the aggregate outstanding Secured Obligations (inclusive of any Prepayment Charge and End of Term Charge that would be due and owing if the outstanding Term Loan Advances were prepaid at the time of measurement) or (ii) 100% of the consolidated Cash of Borrower and its Subsidiaries (other than Cash held in an Excluded Account).
“MSC Subsidiary” means Replimune Securities Corporation, a wholly-owned Subsidiary incorporated in the Commonwealth of Massachusetts or the State of Delaware for the purpose of holding Investments as a Massachusetts security corporation under 830 CMR 63.38B.1 of the Massachusetts tax code and applicable regulations (as the same may be amended, modified or replaced from time to time).

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“Net Product Revenue” means net product revenue of the Borrower and its Subsidiaries, as determined in accordance with GAAP, that is generated solely from the sale of RP1 (which, for the avoidance of doubt, shall include sales, royalty, profit sharing, co-development, co-promotion and co-commercialization revenues recognized in accordance with GAAP, but which shall not include any revenue that is milestone-based or any other one-time or non-recurring revenue).
“NIH” means the National Institutes of Health.
“Non-Disclosure Agreement” means that certain Non-Disclosure Agreement by and between Parent and Hercules Capital, Inc., dated as of July 25, 2022.
“OFAC” is the U.S. Department of Treasury Office of Foreign Assets Control.
“OFAC Lists” are, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.
“Parent” means Replimune Group, Inc., a Delaware corporation.
“Patent License” means any written agreement granting any right with respect to any invention on which a Patent is in existence or a Patent application is pending, in which agreement Borrower now holds or hereafter acquires any interest.
“Patents” means all letters patent of, or rights corresponding thereto, in the United States of America or in any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto, in the United States of America, the United Kingdom, or any other country.
“Performance Covenant Trigger Date” means the first date on or after July 1, 2025 on which the aggregate outstanding principal amount of the Term Loan Advances equals or exceeds $100,000,000.
“Permitted Acquisition” means any Acquisition (including by way of merger) by Borrower which is conducted in accordance with the following requirements:
(a)    such acquisition is of (i) a business or Person located within the United States of America engaged in a line of business related to that of Borrower or its Subsidiaries or (ii) a product, product line or Intellectual Property (or the right to use, develop or sell the same (including through licensing) related to the business of Borrower or its Subsidiaries;
(b)    if such acquisition is structured as a stock acquisition, then the Person so acquired shall either (i) become a wholly-owned Subsidiary of Borrower or of a Subsidiary and Borrower shall comply, or cause such Subsidiary to comply, with Section 7.13 hereof or (ii) such Person shall be merged with and into Borrower (with Borrower being the surviving entity);
(c)    if such acquisition is structured as the acquisition of assets, such assets shall be acquired by Borrower or a newly-organized wholly-owned Subsidiary (in which event such Subsidiary shall comply with Section 7.13 hereof), and shall be free and clear of Liens other than Permitted Liens;

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(d)    Borrower shall have delivered to the Lenders not less than ten (10) days nor more than forty five (45) days prior to the date of such acquisition, notice of such acquisition together with, to the extent available, pro forma projected financial information, copies of all material documents relating to such acquisition, and historical financial statements for such acquired entity, division or line of business;
(e)    both immediately before and after such acquisition no Default or Event of Default shall have occurred and be continuing; and
(f)    the sum of the purchase price of such proposed new acquisition, computed on the basis of total acquisition consideration paid or incurred, or to be paid or incurred, by Borrower with respect thereto, including the amount of Permitted Indebtedness assumed or to which such assets, businesses or business or ownership interest or shares, or any Person so acquired, is subject, (i) at any time prior to the achievement of the Approval Milestone, shall not be greater than (x) Seven Million Five Hundred Thousand Dollars ($7,500,000) for any single acquisition or group of related acquisitions or (y) Ten Million Dollars ($10,000,000) for all such acquisitions during the term of this Agreement or (ii) at any time after the achievement of the Approval Milestone, shall not be greater than (x) Ten Million Dollars ($10,000,000) for any single acquisition or group of related acquisitions or (y) Twenty-Five Million Dollars ($25,000,000) for all such acquisitions during the term of this Agreement; provided that acquisition consideration funded by proceeds from the sale and issuance of Borrower’s Equity Interests in a transaction not resulting in a Change in Control, which sale and issuance has a primary purpose to fund such Acquisition, and which sale and issuance is consummated substantially contemporaneously with (and in any event, prior to, but no more than fifteen (15) days prior to) the consummation of such Acquisition, shall be disregarded in determining compliance with this clause (f); provided further, that for any Acquisition in which the consideration consists solely of Equity Interests of Borrower, the value of such Equity Interests shall be disregarded in determining compliance with this clause (f).
“Permitted Convertible Debt” means issuance by Parent of convertible notes in an aggregate principal amount of not more than Four Hundred Million Dollars ($400,000,000); provided that such convertible notes shall (a) have a scheduled maturity date no earlier than one hundred eighty (180) days after the Term Loan Maturity Date, (b) be unsecured or secured, (c) not be guaranteed by any Subsidiary of Parent that is not a Borrower or a guarantor of the Secured Obligations, (d) contain conversion, redemption and fundamental change terms that are usual and customary for convertible notes issued in public or “Rule 144A” offerings, (e) if secured, contain usual and customary subordination terms for underwritten offerings of senior subordinated convertible notes and (f) if secured, shall specifically designate this Agreement and all Secured Obligations as “designated senior indebtedness” or similar term so that the subordination terms referred to in clause (e) of this definition specifically refer to such notes as being subordinated to the Secured Obligations pursuant to such subordination terms.
“Permitted Indebtedness” means:
(i)    Indebtedness of Borrower in favor of the Lenders or Agent arising under this Agreement or any other Loan Document;
(ii)    Indebtedness existing on the Closing Date which is disclosed in Schedule 1A;

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(iii)    Indebtedness of up to $10,000,000 outstanding at any time secured by a Lien described in clause (vii) of the defined term “Permitted Liens,” provided such Indebtedness does not exceed the cost of the Equipment financed with such Indebtedness;
(iv)    Indebtedness to trade creditors incurred in the ordinary course of business, including Indebtedness incurred in the ordinary course of business with corporate credit cards;
(v)    Indebtedness that also constitutes a Permitted Investment;
(vi)    Subordinated Indebtedness;
(vii)    reimbursement obligations in connection with letters of credit that are secured by Cash and issued on behalf of Borrower or a Subsidiary thereof in an amount not to exceed (A) at any time prior to the achievement of the Approval Milestone, $3,500,000 at any time outstanding or (B) at any time following the achievement of the Approval Milestone, $5,000,000 at any time outstanding,
(viii)    other unsecured Indebtedness in an amount not to exceed $2,000,000 at any time outstanding,
(ix)    intercompany Indebtedness as long as such Indebtedness (A) is owing from a Borrower to another Borrower, or (B) is owing from a Subsidiary to Borrower so long as such Indebtedness is a Permitted Investment;
(x)    Permitted Convertible Debt; and
(xi)    extensions, refinancings and renewals of any items of Permitted Indebtedness, provided that the principal amount is not increased (other than as a result of the capitalization of interest, fees or expenses) or the terms modified to impose materially more burdensome terms upon Borrower or its Subsidiary, as the case may be.
“Permitted Investment” means:
(i)    Investments existing on the Closing Date which are disclosed in Schedule 1B;
(ii)    (a) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one year from the date of acquisition thereof currently having a rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Services, (b) commercial paper maturing no more than one year from the date of creation thereof and currently having a rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (c) certificates of deposit issued by any bank with assets of at least $500,000,000 maturing no more than one year from the date of investment therein, and (d) money market accounts;
(iii)    repurchases of stock from former employees, directors, or consultants of Borrower under the terms of applicable repurchase agreements at the original issuance price of such securities in an aggregate amount not to exceed

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$1,000,000 in any fiscal year, provided that no Event of Default has occurred, is continuing or could exist after giving effect to the repurchases;
(iv)    Investments accepted in connection with Permitted Transfers;
(v)    Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of Borrower’s business;
(vi)    Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business, provided that this subparagraph (vi) shall not apply to Investments of Borrower in any Subsidiary;
(vii)    Investments consisting of loans not involving the net transfer on a substantially contemporaneous basis of cash proceeds to employees, officers or directors relating to the purchase of capital stock of Parent pursuant to employee stock purchase plans or other similar agreements approved by Parent’s Board of Directors;
(viii)    Investments consisting of travel advances in the ordinary course of business;
(ix)    Investments in newly-formed Subsidiaries, provided that each such Subsidiary enters into a Joinder Agreement promptly after its formation by Borrower and executes such other documents as shall be reasonably requested by Agent;
(x)    Investments in Excluded Subsidiaries not to exceed $500,000 in the aggregate per month and $1,000,000 in the aggregate per fiscal year;
(xi)    Investments in the MSC Subsidiary, so long as an Event of Default does not exist at the time of such Investment and would not exist after giving effect to such Investment and provided that Borrower is in compliance with Section 7.14 hereunder;
(xii)    joint ventures or strategic alliances in the ordinary course of Borrower’s business consisting of the nonexclusive licensing of technology, the development of technology or the providing of technical support, provided that any cash Investments by Borrower do not exceed $500,000 in the aggregate in any fiscal year and, provided, further, that, for the avoidance of doubt, any cost-sharing arrangements in connection with collaborative studies with third parties shall not be subject to any such limitation;
(xiii)    Permitted Acquisitions; and
(xiv)    additional Investments that do not exceed $1,000,000 in the aggregate.
“Permitted Liens” means:

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(i)    Liens in favor of Agent or the Lenders;
(ii)    Liens existing on the Closing Date which are disclosed in Schedule 1C;
(iii)    Liens for taxes, fees, assessments or other governmental charges or levies, either not yet due or being contested in good faith by appropriate proceedings diligently conducted; provided, that Borrower maintains adequate reserves therefor on Borrower’s Books in accordance with GAAP;
(iv)    Liens securing claims or demands of materialmen, artisans, mechanics, carriers, warehousemen, landlords and other like Persons arising in the ordinary course of Borrower’s business and imposed without action of such parties; provided, that the payment thereof is not yet required;
(v)    Liens arising from judgments, decrees or attachments in circumstances which do not constitute an Event of Default hereunder;
(vi)    the following deposits, to the extent made in the ordinary course of business: deposits under worker’s compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than Liens arising under ERISA or environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds;
(vii)    Liens on Equipment or software or other intellectual property constituting purchase money Liens and Liens in connection with capital leases securing Indebtedness permitted in clause (iii) of “Permitted Indebtedness”;
(viii)    Liens incurred in connection with Subordinated Indebtedness;
(ix)    leasehold interests in leases or subleases and licenses granted in the ordinary course of business and not interfering in any material respect with the business of the licensor;
(x)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties that are promptly paid on or before the date they become due;
(xi)    Liens on insurance proceeds securing the payment of financed insurance premiums that are promptly paid on or before the date they become due (provided that such Liens extend only to such insurance proceeds and not to any other property or assets);
(xii)    statutory and common law rights of set-off and other similar rights as to deposits of cash and securities in favor of banks, other depository institutions and brokerage firms;
(xiii)    easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course

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of business so long as they do not materially impair the value or marketability of the related property;
(xiv)    (A) Liens on Cash securing obligations permitted under clause (vii) of the definition of Permitted Indebtedness and (B) security deposits in connection with real property leases, the combination of (A) and (B) in an aggregate amount not to exceed (A) at any time prior to the achievement of the Approval Milestone, $3,500,000 at any time outstanding or (B) at any time following the achievement of the Approval Milestone, $5,000,000 at any time outstanding;
(xv)    Liens on Cash securing corporate credit card obligations permitted under clause (iv) of the definition of Permitted Indebtedness, in an aggregate amount not to exceed $500,000 at any time; and
(xvi)    Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clauses (i) through (xi) above; provided, that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced (as may have been reduced by any payment thereon) does not increase, other than as a result of the capitalization of interest, fees and expenses thereunder.
“Permitted Transfers” means:
(i)    sales of Inventory in the ordinary course of business;
(ii)    non-exclusive licenses, sublicenses and similar arrangements for the use of Company IP of Borrower or Borrower Products and related assets in the ordinary course of business that could not result in a legal transfer of title of the licensed property;
(iii)     exclusive licenses, sublicenses and similar arrangements for the use of Company IP of Borrower or Borrower Products and related assets in the ordinary course of business that could not result in a legal transfer of title of the licensed property that may be exclusive in respects other than territory, and that may be exclusive as to territory only as to discreet geographical areas outside of the United States of America;
(iv)    exclusive licenses, sublicenses and similar arrangements for the use of Company IP of Borrower or Borrower Products and related assets in the ordinary course of business that could not result in a legal transfer of title of the licensed property that is exclusive as to territory inside the United States of America, provided that each such license (a) is for a specific product or product candidate, other than RP1 in indications related to the treatment of patients with CSCC or the treatment of patients with Melanoma who failed anti-PD1 therapy, and (b) constitutes an arms-length transaction, the terms of which, on their face, do not provide for a sale or assignment by Borrower of any Company IP;
(v)    dispositions of worn-out, obsolete or surplus Equipment at fair market value in the ordinary course of business;
(vi)    transfers by and among any Borrower;

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(vii)    the use or transfer of cash or cash equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents and in the ordinary course of business;
(viii)    transfers consisting of Permitted Liens or Permitted Investments;
(ix)    subleases of real property or the termination of real property leases in the ordinary course of business;
(x)    transactions permitted under Section 7.9; and
(xi)    other transfers of assets having a fair market value of not more than $1,000,000 in the aggregate in any fiscal year.
“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, other entity or government.
“Pledge Agreement” means the Pledge Agreement dated as of the Closing Date between each Borrower party thereto and Agent, as the same may from time to time be amended, restated, modified or otherwise supplemented.
“Prime Rate” means the lesser of (a) the prime rate as reported in The Wall Street Journal and (b) 7.25%.
“PSC Register” means the “PSC register” within the meaning of section 790C(10) of the Companies Act 2006.
“Public Health Laws” means all Requirements of Law relating to the procurement, development, clinical and non-clinical evaluation, product approval or licensure, manufacture, production, analysis, importation, exportation, use, handling, quality, sale, labeling, promotion, clinical trial registration or post market requirements of any drug, biologic or other product (including, without limitation, any ingredient or component of the foregoing products) subject to regulation under the Federal Food, Drug, and Cosmetic Act (21 U.S.C. § 301 et seq.) and the Public Health Service Act (42 U.S.C. § 201 et seq.), including without limitation the regulations promulgated by the FDA at Title 21 of the Code of Federal Regulations, or any other FDA Laws, and all applicable regulations promulgated by the NIH and codified at Title 42 of the Code of Federal Regulations.
“Products” means all products, software, service offerings, technical data or technology currently being designed, manufactured or sold by Borrower or any of its Subsidiaries or which Borrower or any of its Subsidiaries intends to sell, license, or distribute in the future including any products or service offerings under development, collectively, together with all products, software, service offerings, technical data or technology that have been sold, licensed or distributed by Borrower or such Subsidiary since formation.
“Qualified Cash” means the amount of Borrower’s cash and cash equivalents held in accounts subject to an Account Control Agreement in favor of Agent.
“Qualified Cash A/P Amount” means the amount of Borrower’s accounts payable that have not been paid within one hundred twenty (120) days from the due date of the relevant account payable, other than any such accounts payable that are being contested in good faith by

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appropriate proceedings and for which Borrower and its Subsidiaries maintain adequate reserves in accordance with GAAP.
“Receivables” means (i) all of Borrower’s Accounts, Instruments, Documents, Chattel Paper, Supporting Obligations, letters of credit, proceeds of any letter of credit, and Letter of Credit Rights, and (ii) all customer lists, software, and business records related thereto.
“Redemption Conditions” means, with respect to any payment of cash in respect of the principal amount of any Permitted Convertible Debt, satisfaction of each of the following events: (a) no Default or Event of Default shall exist or result therefrom, and (b) both immediately before and at all times after such redemption, Borrower’s Unrestricted Cash shall be no less than 150% of the aggregate outstanding amount of the Secured Obligations (inclusive of any Prepayment Charge and End of Term Charge that would be due and owing if the outstanding Term Loan Advances were prepaid at the time of measurement) plus the Qualified Cash A/P Amount.
“Register” has the meaning specified in Section 11.7.
“Registrations” means authorizations, approvals, licenses, permits, certificates, registrations, listings, or exemptions of or issued by any governmental authority (including marketing approvals, investigational new drug applications, product recertifications, drug manufacturing establishment registration and product listing, pricing and reimbursement approvals, labeling approvals or their foreign equivalent) that are required for the research, development, manufacture, commercialization, distribution, marketing, storage, transportation, pricing, governmental authority reimbursement, use and sale of Products.
“Regulatory Action” means an administrative or regulatory enforcement action, proceeding or investigation, warning letter, untitled letter, Form 483 or similar inspectional observations, other notice of violation letter, recall, seizure, Section 305 notice or other similar written communication, or consent decree, issued or required by the FDA or under the Public Health Laws, the NIH or a comparable governmental authority in any other regulatory jurisdiction.
“Replimune UK” means Replimune Limited, a company incorporated in England and Wales with registered number 09496393 whose registered address is 69 Innovation Drive, Milton Park, Oxfordshire, OX14 4RQ, United Kingdom.
“Required Lenders” means at any time, the holders of more than 50% of the sum of the aggregate unpaid principal amount of the Term Loan then outstanding.
“Requirements of Law” means, with respect to any Person, collectively, the common law and all federal, state, provincial, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any governmental authority, in each case that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Resolution Authority” means any body which has authority to exercise any Writedown and Conversion Powers.
“Revenue Milestone” means the satisfaction of each of the following events: (a) no Default or Event of Default shall have occurred and be continuing and (b) Borrower shall

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have delivered evidence satisfactory to Agent (as determined by Agent in its sole discretion) that after the Closing Date and prior to July 31, 2026, Borrower has achieved at least Ninety-Five Million Dollars ($95,000,000) in T6M Net Product Revenue.
“Sanctioned Country” shall mean, at any time, a country or territory which is the subject or target of any Sanctions.
“Sanctioned Person” shall mean, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or by the United Nations Security Council, the European Union or any EU member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.
“Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.
“Second Amendment Closing Date” means December 22, 2023.
“Secured Obligations” means Borrower’s obligations under this Agreement and any Loan Document, including any obligation to pay any amount now owing or later arising hereunder or thereunder.
“Subordinated Indebtedness” means Indebtedness subordinated to the Secured Obligations in amounts and on terms and conditions reasonably satisfactory to Agent and subject to a subordination agreement in form and substance reasonably satisfactory to Agent.
“Subsequent Financing” means the closing of any publicly-marketed equity issuance by Parent effected pursuant to a Registration Statement filed by Parent with the Securities and Exchange Commission and which becomes effective after the Closing Date.
“Subsidiary” means an entity, whether corporate, partnership, limited liability company, joint venture or otherwise, in which Borrower owns or controls 50% or more of the outstanding voting securities, including each entity listed on Schedule 1 hereto.
“T3M Net Product Revenue” means Net Product Revenue, measured on a trailing three-month basis as of the date of the most recently delivered monthly financial statements in accordance with Section 7.1(a).
“T6M Net Product Revenue” means Net Product Revenue, measured on a trailing six-month basis as of the date of the most recently delivered monthly financial statements in accordance with Section 7.1(a).
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any governmental authority, including any interest, additions to tax or penalties applicable thereto.
“Term Commitment” means as to any Lender, the obligation of such Lender, if any, to make a Term Loan Advance to Borrower in a principal amount not to exceed the amount set forth under the heading “Term Commitment” opposite such Lender’s name on Schedule 1.1.

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“Term Loan Advance” means each Tranche 1 Advance, Tranche 2 Advance, Tranche 3 Advance, Tranche 4 Advance, Tranche 5 Advance, Tranche 6 Advance and any other Term Loan funds advanced under this Agreement.
“Term Loan Cash Interest Rate” means for any day a per annum rate of interest equal to the greater of either (i) 7.25% and (ii) the Prime Rate plus 1.75%.
“Term Loan PIK Interest Rate” means 1.50%.
“Term Loan Maturity Date” means October 1, 2027; provided however, that if such day is not a Business Day, the Term Loan Maturity Date shall be the immediately preceding Business Day.
“Trademark License” means any written agreement granting any right to use any Trademark or Trademark registration, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.
“Trademarks” means all trademarks (registered, common law or otherwise) and any applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States of America, the United Kingdom, any State thereof or any other country or any political subdivision thereof.
“Tranche 1” means the Advances pursuant to Section 2.2(a).
“Tranche 2” means the Advances pursuant to Section 2.2(b).
“Tranche 3” means the Advance pursuant to Section 2.2(c).
“Tranche 3 Facility Charge” means zero point five percent (0.50%) of each Tranche 3 Advance, which is payable to the Lenders in accordance with Section 4.2(e).
“Tranche 3 Milestone” means the satisfaction of each of the following events: (a) no Default or Event of Default shall have occurred and be continuing and (b) Parent shall have stated in Parent’s public filings with the Securities and Exchange Commission (as confirmed by Agent in its reasonable discretion) that it has received FDA acceptance of Borrower’s first BLA for either indications related to (i) the commercialization of RP1 for the treatment of patients with CSCC or (ii) the commercialization of RP1 for the treatment of patients with Melanoma who failed anti-PD1 therapy.
“Tranche 4” means the Advances pursuant to Section 2.2(d).
“Tranche 4 Facility Charge” means zero point five percent (0.50%) of each Tranche 4 Advance, which is payable to the Lenders in accordance with Section 4.2(f).
“Tranche 5” means the Advances pursuant to Section 2.2(e).
“Tranche 5 Facility Charge” means zero point five percent (0.50%) of each Tranche 5 Advance, which is payable to the Lenders in accordance with Section 4.2(g).
“Tranche 6” means the Advances pursuant to Section 2.2(f).
“Tranche 6 Facility Charge” means zero point five percent (0.50%) of each Tranche 6 Advance, which is payable to the Lenders in accordance with Section 4.2(h).
“UCC” means the Uniform Commercial Code as the same is, from time to time, in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as the same is,

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from time to time, in effect in a jurisdiction other than the State of New York, then the term “UCC” shall mean the Uniform Commercial Code as in effect, from time to time, in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.
“Unrestricted Cash” means unrestricted Cash of Borrower maintained in Deposit Accounts or other accounts in Borrower’s name subject to an Account Control Agreement in favor of Agent.
“UK” means the United Kingdom.
“UK Bail-In Legislation” means (to the extent that the United Kingdom is not an EEA Member Country which has implemented, or implements, Article 55 BRRD) Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).
“UK PSC Loan Party” means a company incorporated in England and Wales who is required to maintain a PSC Register and whose shares are pledged as Collateral.
“UK Withholding Tax” means any Taxes imposed by way of deduction or withholding by the UK.
“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.
“Write-down and Conversion Powers” means:
(a)    in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule;
(b)    in relation to any other applicable Bail-In Legislation: 14
(i)    any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and
(ii)    any similar or analogous powers under that Bail-In Legislation; and
(c)    in relation to any UK Bail-In Legislation:
(i)    any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial

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institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers; and
(ii)    any similar or analogous powers under that UK Bail-In Legislation.
1.2The following terms are defined in the Sections or subsections referenced opposite such terms:

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Defined Term	Section
Agent	Preamble
Assignee	11.14
Borrower	Preamble
Claims	11.10
Collateral	3.3
Confidential Information Current Company IP	11.22 5.10(a)
Event of Default	9
Financial Statements	7.1
Indemnified Person	6.3
Lenders	Preamble
Liabilities	6.3
Maximum Rate	2.3
Open Source License	5.10
Participant Register Perfection Certificate Performance Covenant	11.8 4.1(g) 7.22(b)
Prepayment Charge	2.5(a)
Process Letter	Addendum 4
Publicity Materials	11.19
Register	11.7
Regulation	5.15
Third Party IP	5.10(i)
Rights to Payment SBA SBIC SBIC Act Tranche 1 Advance Tranche 2 Advance Tranche 3 Advance Tranche 4 Advance Tranche 5 Advance Tranche 6 Advance UCC Collateral	3.1 7.24 7.24 7.24 2.2(a) 2.2(b) 2.2(c) 2.2(d) 2.2(e) 2.2(f) 3.1

1.3Unless otherwise specified, all references in this Agreement or any Annex or Schedule hereto to a “Section,” “subsection,” “Exhibit,” “Annex,” or “Schedule” shall refer to the corresponding Section, subsection, Exhibit, Annex, or Schedule in or to this Agreement. Unless otherwise specifically provided herein, any accounting term used in this Agreement or the other Loan Documents shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP, consistently applied. Unless otherwise defined herein or in the other Loan Documents, terms that are used herein or in the other Loan Documents and defined in the UCC shall have the meanings given to them in the UCC. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a

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different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
1.4All references in this Agreement or any Annex or Schedule hereto a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organization.
1.5Notwithstanding anything in the definition of GAAP to the contrary, any obligations under a lease (whether existing now or entered into in the future) that is not (or would not be) a capital lease under GAAP as in effect prior to giving effect to FASB Accounting Standards Update No. 2016-02, Leases, shall not be treated as a capital lease solely as a result of the adoption of changes in GAAP.
SECTION 2THE LOAN
1.1[Reserved]
1.2Term Loan Advances.
(a)Tranche 1 Advance. Subject to the terms and conditions of this Agreement, on the Closing Date, the Lenders shall severally (and not jointly) make, and Borrower agrees to draw, an initial Term Loan Advance in an aggregate principal amount not less than Thirty Million Dollars ($30,000,000); provided, that the aggregate amount of Term Loan Advances made under this Section 2.2(a) shall not exceed $30,000,000 (such Term Loan Advance, a “Tranche 1 Advance”).
(b)Tranche 2 Advance. Subject to the terms and conditions of this Agreement, on the Second Amendment Closing Date, the Lenders shall severally (and not jointly) make, and Borrower agrees to draw, a Term Loan Advance in an aggregate principal amount not less than Fifteen Million Dollars ($15,000,000); provided, that the aggregate amount of Term Loan Advances made under this Section 2.2(b) shall not exceed $15,000,000 (such Term Loan Advance, the “Tranche 2 Advance”).
(c)Tranche 3 Advance. Subject to the terms and conditions of this Agreement and the achievement of the Tranche 3 Milestone, Borrower may request, and the Lenders shall severally (and not jointly) make, in each case on or prior to the earlier of (i) March 31, 2025 or (ii) sixty (60) days following the achievement of the Tranche 3 Milestone, additional Term Loan Advances in an aggregate principal amount up to Thirty Million Dollars ($30,000,000), in minimum draws of at least Ten Million Dollars ($10,000,000) (or if less than Ten Million Dollars ($10,000,000), the remaining amount of Term Loan Advances available to be drawn pursuant to this Section 2.2(c)) (each, a “Tranche 3 Advance”); provided that Borrower shall not be permitted to request more than two (2) Tranche 3 Advances in total.
(d)Tranche 4 Advance. Subject to the terms and conditions of this Agreement and the achievement of the Approval Milestone, Borrower may request, and the Lenders shall severally (and not jointly) make, in each case on or prior to the earlier of (i) March 31, 2026 or (ii) sixty (60) days following the achievement of the Approval Milestone, additional Term Loan Advances in an aggregate principal amount up to Fifty Million Dollars ($50,000,000), in minimum draws of at least Ten Million Dollars

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($10,000,000) (or if less than Ten Million Dollars ($10,000,000), the remaining amount of Term Loan Advances available to be drawn pursuant to this Section 2.2(d)) (each, a “Tranche 4 Advance”); provided that Borrower shall not be permitted to request more than two (2) Tranche 4 Advances in total.
(e)Tranche 5 Advance. Subject to the terms and conditions of this Agreement and the achievement of the Revenue Milestone, Borrower may request, and the Lenders shall severally (and not jointly) make, in each case on or prior to the earlier of (i) September 15, 2026 or (ii) sixty (60) days following the achievement of the Revenue Milestone, additional Term Loan Advances in an aggregate principal amount up to Fifty Million Dollars ($50,000,000), in minimum draws of at least Ten Million Dollars ($10,000,000) (or if less than Ten Million Dollars ($10,000,000), the remaining amount of Term Loan Advances available to be drawn pursuant to this Section 2.2(e)) (each, a “Tranche 5 Advance”); provided that Borrower shall not be permitted to request more than two (2) Tranche 5 Advances in total.
(f)Tranche 6 Advance. Subject to the terms and conditions of this Agreement and conditioned on approval by the Lenders’ respective investment committees in their sole and unfettered discretion, Borrower may request, and the Lenders shall severally (and not jointly) make, in each case prior to the Amortization Date, additional Term Loan Advances in an aggregate principal amount of up to Twenty-Five Million Dollars ($25,000,000), in minimum draws of at least Ten Million Dollars ($10,000,000) (or if less than Ten Million Dollars ($10,000,000), the remaining amount of Term Loan Advances available to be drawn pursuant to this Section 2.2(f)) (each, a “Tranche 6 Advance”); provided that Borrower shall not be permitted to request more than two (2) Tranche 6 Advances in total.
The aggregate outstanding Term Loan Advances shall not exceed the Maximum Term Loan Amount. Each Term Loan Advance of each Lender shall not exceed its respective Term Commitment.
(g)Advance Request. To obtain a Term Loan Advance, Borrower shall complete, sign and deliver an Advance Request (at least five (5) Business Days before the Advance Date other than the Closing Date, which shall be at least one (1) Business Day) to Agent. The Lenders shall fund the Term Loan Advance in the manner requested by the Advance Request provided that each of the conditions precedent to such Term Loan Advance is satisfied as of the requested Advance Date.
(h)Interest.
(i)Term Loan Cash Interest Rate. In addition to interest accrued pursuant to the Term Loan PIK Interest Rate, the principal balance (including, for the avoidance of doubt, any payment-in-kind interest added to principal pursuant to Section 2.2(h)(ii)) of each Term Loan Advance shall bear interest thereon from such Advance Date at the Term Loan Cash Interest Rate based on a year consisting of 360 days, with interest computed daily based on the actual number of days elapsed. The Term Loan Cash Interest Rate will float and change on the day the prime rate changes from time to time.
(ii)Term Loan PIK Interest Rate. In addition to interest accrued pursuant to the Term Loan Cash Interest Rate, the principal balance of each Term Loan Advance shall bear interest thereon from the applicable Advance Date therefor at the Term Loan PIK Interest Rate based on a year consisting of 360 days, with interest computed daily based on the actual number of days elapsed, which amount shall be added to the outstanding principal balance so as to

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increase the outstanding principal balance of such Term Loan Advance on each payment date for such Advance, which principal amount shall accrue interest payable as provided in Section 2.2(h)(i) and which accrued and unpaid amount shall be payable when the principal amount of the Advance is payable in accordance with Section 2.2(i).
(i)Payment. Borrower will pay interest on each Term Loan Advance on the first Business Day of each month, beginning the month after the Advance Date. Borrower shall repay the aggregate Term Loan principal balance that is outstanding on the day immediately preceding the Amortization Date, in equal monthly installments of principal and interest (mortgage style) beginning on the Amortization Date and continuing on the first Business Day of each month thereafter until the Secured Obligations (other than inchoate indemnity obligations) are repaid. The entire Term Loan principal balance and all accrued but unpaid interest hereunder, shall be due and payable on Term Loan Maturity Date. Borrower shall make all payments under this Agreement without setoff, recoupment or deduction and regardless of any counterclaim or defense. The Lenders will initiate debit entries to Borrower’s account as authorized on the ACH Authorization (i) on each payment date of all periodic obligations payable to the Lenders under each Term Advance and (ii) out-of-pocket legal fees and costs incurred by Agent or the Lenders in accordance with Section 11.12 of this Agreement; provided that, with respect to clause (i) above, in the event that the Lenders or Agent informs Borrower that the Lenders will not initiate a debit entry to Borrower’s account for a certain amount of the periodic obligations due on a specific payment date, Borrower shall pay to the Lenders such amount of periodic obligations in full in immediately available funds on such payment date; provided, further, that, with respect to clause (i) above, if the Lenders or Agent informs Borrower that the Lenders will not initiate a debit entry as described above later than the date that is three (3) Business Days prior to such payment date, Borrower shall pay to the Lenders such amount of periodic obligations in full in immediately available funds on the date that is three (3) Business Days after the date on which the Lenders or Agent notifies Borrower of such; provided, further, that, with respect to clause (ii) above, in the event that the Lenders or Agent informs Borrower that the Lenders will not initiate a debit entry to Borrower’s account for certain amount of such out-of-pocket legal fees and costs incurred by Agent or the Lenders, Borrower shall pay to the Lenders such amount in full in immediately available funds within three (3) Business Days.
1.3Maximum Interest. Notwithstanding any provision in this Agreement or any other Loan Document, it is the parties’ intent not to contract for, charge or receive interest at a rate that is greater than the maximum rate permissible by law that a court of competent jurisdiction shall deem applicable hereto (the “Maximum Rate”). If a court of competent jurisdiction shall finally determine that Borrower has actually paid to the Lenders an amount of interest in excess of the amount that would have been payable if all of the Secured Obligations had at all times borne interest at the Maximum Rate, then such excess interest actually paid by Borrower shall be applied as follows: first, to the payment of the Secured Obligations consisting of the outstanding principal; second, after all principal is repaid, to the payment of the Lenders’ accrued interest, costs, expenses, professional fees and any other Secured Obligations; and third, after all Secured Obligations are repaid, the excess (if any) shall be refunded to Borrower.
1.4Default Interest. In the event any payment is not paid on the scheduled payment date, an amount equal to four percent (4%) of the past due amount shall be payable on demand. In addition, upon the occurrence and during the continuation of an Event of Default hereunder, all Secured Obligations, including principal, interest, compounded interest, and professional fees, shall bear interest at a rate per annum equal to the rate set forth in Section 2.2(h), plus four percent (4%) per annum. In the event any interest is not paid when due hereunder, delinquent

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interest shall be added to principal and shall bear interest on interest, compounded at the rate set forth in Section 2.2(h) or Section 2.4, as applicable.
1.5Prepayment. At its option, upon at least five (5) Business Days’ prior written notice to Agent, Borrower may prepay all or a portion of the outstanding Advances by paying the entire principal balance (or such portion thereof), all accrued and unpaid interest thereon, together with a prepayment charge equal to the following percentage of the Advance amount being prepaid: with respect to each Advance (which Advance amount shall include, for the avoidance of doubt, any principal that has been added to the principal balance of such Advance pursuant to Section 2.2(h)(ii)), if such Advance amounts are prepaid in any of the first twelve (12) months following the Closing Date, 3.00%; after twelve (12) months but on or prior to twenty four (24) months following the Closing Date, 2.00%; and thereafter, 1.00% (each, a “Prepayment Charge”); provided that each prepayment shall be in a minimum principal amount of Ten Million Dollars ($10,000,000) or, if less, the remaining outstanding principal amount of the Advances. If at any time Borrower elects to make a prepayment, and at such time, there are outstanding Advances under multiple Tranches, the Prepayment Charge shall be determined by applying the amount of such prepayment in the following order: first, to the outstanding principal amount (and accrued but unpaid interest thereon) of Advances outstanding under the Tranche with the latest initial funding date; second, to the outstanding principal amount (and accrued but unpaid interest thereon) of Advances outstanding under the Tranche with the next latest initial funding date and so on until the entire principal balance of all Advances made hereunder (and all accrued but unpaid interest thereon) is paid in full. Borrower agrees that the Prepayment Charge is a reasonable calculation of the Lenders’ lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early repayment of the Advances. Borrower shall prepay the outstanding amount of all principal and accrued interest through the prepayment date and the Prepayment Charge upon the occurrence of a Change in Control or any other prepayment hereunder. Notwithstanding the foregoing, Agent and the Lenders hereby waive the Prepayment Charge if Agent and the Lenders or any Affiliate thereof (in their sole and absolute discretion) provide any refinancing of the Advances prior to the Term Loan Maturity Date. For the avoidance of doubt, if a payment hereunder becomes due and payable on a day that is not a Business Day, the due date thereof shall be the immediately succeeding Business Day.
1.6End of Term Charge.
(a)On any date that Borrower partially prepays the outstanding Secured Obligations pursuant to Section 2.5 (other than, for the avoidance of doubt, any partial prepayment that would result in all remaining outstanding Secured Obligations being prepaid in full), Borrower shall pay the Lenders a charge of equal to four point ninety-five percent (4.95%) of the aggregate principal amount of such Term Loan Advances being prepaid.
(b)On the earliest to occur of (i) the Term Loan Maturity Date, (ii) the date that Borrower prepays the outstanding Secured Obligations (other than any inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) in full, or (iii) the date that the Secured Obligations become due and payable (including by acceleration of the Secured Obligations during an Event of Default) pursuant to the terms of this Agreement, Borrower shall pay the Lenders a charge equal to (i) four point ninety-five percent (4.95%) of the aggregate original principal amount of the Term Loan Advances made hereunder minus (ii) the aggregate amount of payments made pursuant to Section 2.6(a) (collectively, with any charge required to be paid pursuant to Section 2.6(a), the “End of Term Charge”).

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(c)Notwithstanding the required payment date of such End of Term Charge, the applicable pro rata portion of the End of Term Charge with respect to any Advance shall be deemed earned by the Lenders as of the applicable Advance Date. For the avoidance of doubt, if a payment hereunder becomes due and payable on a day that is not a Business Day, the due date thereof shall be the immediately preceding Business Day.
1.7Pro Rata Treatment. Each payment (including prepayment) on account of any fee and any reduction of the Term Loan shall be made pro rata according to the Term Commitments of the relevant Lender.
1.8Taxes; Increased Costs. Borrower, the Agent and the Lenders each hereby agree to the terms and conditions set forth on Addendum 1 attached hereto.
1.9Treatment of Prepayment Charge and End of Term Charge. Borrower agrees that any Prepayment Charge and any End of Term Charge payable shall be presumed to be the liquidated damages sustained by each Lender as the result of the early termination, and Borrower agrees that it is reasonable under the circumstances currently existing and existing as of the Closing Date. The Prepayment Charge and the End of Term Charge shall also be payable in the event the Secured Obligations (and/or this Agreement) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure, or by any other means. Borrower expressly waives (to the fullest extent it may lawfully do so) the provisions of any present or future statute or law that prohibits or may prohibit the collection of the foregoing Prepayment Charge and End of Term Charge in connection with any such acceleration. Borrower agrees (to the fullest extent that each may lawfully do so): (a) each of the Prepayment Charge and the End of Term Charge is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (b) each of the Prepayment Charge and the End of Term Charge shall be payable notwithstanding the then prevailing market rates at the time payment is made; (c) there has been a course of conduct between the Lenders and Borrower giving specific consideration in this transaction for such agreement to pay the Prepayment Charge and the End of Term Charge as a charge (and not interest) in the event of prepayment or acceleration; and (d) Borrower shall be estopped from claiming differently than as agreed to in this paragraph. Borrower expressly acknowledges that their agreement to pay each of the Prepayment Charge and the End of Term Charge to the Lenders as herein described was on the Closing Date and continues to be a material inducement to the Lenders to provide the Term Loan.
SECTION 3SECURITY INTEREST
1.1As security for the prompt and complete payment when due (whether on the payment dates or otherwise) of all the Secured Obligations, each Borrower grants to Agent a security interest in all of such Borrower’s right, title, and interest in, to and under all of such Borrower’s personal property and other assets including without limitation the following (except as set forth herein) whether now owned or hereafter acquired (collectively, the “UCC Collateral”): (a) Receivables; (b) Equipment; (c) Fixtures; (d) General Intangibles (other than Company IP); (e) Inventory; (f) Investment Property; (g) Deposit Accounts; (h) Cash; (i) Goods; and all other tangible and intangible personal property of Borrower whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, Borrower and wherever located, and any of Borrower’s property in the possession or under the control of Agent (in each case other than Company IP); and, to the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing; provided, however, that the Collateral shall include all Accounts and General Intangibles that consist of rights to payment and proceeds from the sale, licensing or disposition of all or any part, or rights in, the Company IP (the “Rights to Payment”). Notwithstanding the foregoing, if a judicial authority (including a U.S. Bankruptcy

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Court) holds that a security interest in the underlying Company IP is necessary to have a security interest in the Rights to Payment, then the UCC Collateral shall automatically, and effective as of the date of this Agreement, include the Company IP to the extent necessary to permit perfection of Agent’s security interest in the Rights to Payment.
1.2Notwithstanding the broad grant of the security interest set forth in Section 3.1, above, the term “UCC Collateral” shall not include (a) any governmental licenses or state or local charters and authorizations to the extent a security interest is prohibited or restricted by any applicable law (except to the extent such prohibition or restriction is ineffective under the UCC or other applicable law), but only for so long as such prohibition or restriction exists, (b) any property owned by any Borrower that is subject to a purchase money Lien or a capital lease or similar arrangement permitted by this Agreement to the extent that the obligation pursuant to which such Lien is granted (or in the document, instrument or agreement providing for such capital lease) prohibits (or causes a default thereunder), invalidates such obligation, document, instrument or agreement or provides a right of termination in favor of any other party thereto (other than the applicable Borrower and its Affiliates) by granting, any other Lien or interest on such property (but only to the extent (i) such prohibition on transfer is enforceable under applicable law, including, without limitation, Sections 9-406, 9-407 and 9-408 of the UCC and (ii) no consent or waiver has been obtained that would permit Agent’s security interest or lien to attach notwithstanding the prohibition or restriction on such property subject to such purchase money Lien or capital lease), (c) nonassignable licenses or contracts, which by their terms require the consent of the licensor thereof or another party (but only to the extent (i) such prohibition on transfer is enforceable under applicable law, including, without limitation, Sections 9-406, 9-407 and 9-408 of the UCC and (ii) no consent or waiver has been obtained that would permit Agent’s security interest or lien to attach notwithstanding the prohibition or restriction on the pledge of such lease, license or agreement), (d) any property to the extent that Agent, in its sole discretion, determines that the cost and/or burden of obtaining a security interest in such property outweigh the benefit to the Agent and the Lenders and (e) any Excluded Account. For the avoidance of doubt, the foregoing exclusions of clauses (b) and (c) shall in no way be construed to limit, impair, or otherwise affect any of Agent’s continuing security interests in and liens upon any rights or interests of any Borrower in or to (x) monies due or to become due under or in connection with any described lease, license or agreement or the property subject to such purchase money lien or capital lease, or (y) any proceeds from the sale, license, lease, or other dispositions of any such ease, license or agreement or the property subject to such purchase money lien or capital lease.
1.3 Parent and Replimune UK have entered into the English Security Documents pursuant to which they have granted security interests on, to and under the collateral described therein (such collateral, with the UCC Collateral, collectively, the “Collateral”). Solely with respect to Replimune UK, in the event of a conflict between Section 3.1 of this Agreement and the terms of the English Debenture, the terms of the English Debenture shall govern and control.
SECTION 4CONDITIONS PRECEDENT TO LOAN
The obligations of the Lenders to make the Loan hereunder are subject to the satisfaction by Borrower of the following conditions:
1.1Initial Advance. On or prior to the Closing Date, Borrower shall have delivered to Agent the following:
(a)executed copies of the Loan Documents, Account Control Agreements, and all other documents and instruments reasonably required by Agent to effectuate the transactions contemplated hereby or to create and perfect the Liens of Agent with respect to all Collateral, in all cases in form and substance reasonably acceptable to Agent;

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(b)a legal opinion of Agent’s U.K. counsel in form and substance reasonably acceptable to Agent;
(c)certified copy of resolutions of each Borrower’s Board of Directors (and shareholder, with respect to Replimune UK) evidencing (i) approval of the Loan and other transactions evidenced by the Loan Documents (ii) authorizing a specified person or persons to execute the Loan Documents to which it is a party on its behalf; (iii) authorizing a specified person or persons, on its behalf, to sign and/or dispatch all documents and notices (including, if relevant, any Advance Request or other relevant notice) to be signed and/or dispatched by it under or in connection with the Loan Documents to which it is a party; and (iv) (A) acknowledging that the Board of Directors are acting for a proper purpose and that the Loan Documents are in the best interests of that Borrower and for its commercial benefit; and (B) acknowledging that the relevant Borrower was solvent and there were reasonable grounds to expect that the relevant Borrower would continue to be solvent after executing and complying with its obligations under the Loan Documents;
(d)certified copies of the constitutional documents and (as applicable) the Bylaws, as amended through the Closing Date, of Borrower;
(e)other than with respect to Replimune UK, a certificate of good standing for Borrower from its state of incorporation and similar certificates from all other jurisdictions in which it does business and where the failure to be qualified would reasonably be expected to have a Material Adverse Effect;
(f)a certificate of a director of Replimune UK confirming that guaranteeing or securing the Loan would not cause any guaranteeing or similar limit binding on Replimune UK to be exceeded and certifying that each copy document relating to it specified in this Section 4, is correct, complete and the original of such copy document, is in full force and effect and has not been amended or superseded as at a date no earlier than the Closing Date;
(g)a perfection certificate (the “Perfection Certificate”) of Borrower, together with duly executed signatures thereto;
(h)certified copies, dated as of a recent date, of searches for financing statements filed in the central filing office of the State of Delaware and with the Companies House;
(i)in respect to any UK PSC Loan Party, a copy of the PSC Register together with confirmation from an authorized signatory that no “warning notice” or “restrictions notice” (in each case as defined in Schedule 1B of the Companies Act 2006) has been issued in respect of the shares pledged as Collateral;
(j)current searches at the U.S. Patent and Trademark Office or the U.S. Copyright Office (and the equivalent in the UK), as applicable, listing issued or pending Current Company IP of Borrower;
(k)payment of the Initial Facility Charge and reimbursement of Agent’s and the Lenders’ current expenses reimbursable pursuant to this Agreement, which amounts may be deducted from the initial Advance, it being understood and agreed that the Due Diligence Fee previously paid shall be applied to the payment of the non-legal transaction costs and due diligence expenses

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(l)all certificates of insurance, endorsements and copies of each insurance policy required hereunder; and
(m)such other documents as Agent may reasonably request.
1.2All Advances. On each Advance Date:
(a)Agent shall have received (i) an Advance Request for the relevant Advance as required by Section 2.2(g), each duly executed by Borrower’s Chief Executive Officer or Chief Financial Officer, and (ii) any other documents related to Borrower’s business or financial condition that Agent, in good faith, may reasonably request promptly upon or prior to its receipt of such Advance Request, so long as such request does not result in the intentional delay or denial of the relevant Advance without cause.
(b)The representations and warranties set forth in this Agreement shall be true and correct in all material respects on and as of the Advance Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.
(c)At the time of and immediately after such Advance no Default or Event of Default shall have occurred and be continuing.
(d)With respect to the Tranche 3 Advance, Borrower shall have paid the Tranche 3 Facility Charge (which amount may be deducted from such Tranche 3 Advance).
(e)With respect to any Tranche 4 Advance, Borrower shall have paid the Tranche 4 Facility Charge (which amount may be deducted from such Tranche 4 Advance).
(f)With respect to any Tranche 5 Advance, Borrower shall have paid the Tranche 5 Facility Charge (which amount may be deducted from such Tranche 5 Advance).
(g)With respect to any Tranche 6 Advance, Borrower shall have paid the Tranche 6 Facility Charge (which amount may be deducted from such Tranche 6 Advance).
(h)Each Advance Request shall be deemed to constitute a representation and warranty by Borrower on the relevant Advance Date as to the matters specified in paragraphs (b) and (c) of this Section 4.2 and as to the matters set forth in the Advance Request.
1.3No Default. As of the Closing Date and each Advance Date, (i) no Default or Event of Default shall have occurred and be continuing, and (ii) no event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing.
1.4Post-Closing Deliverables. Borrower shall deliver the documents or satisfy the conditions, as applicable, in accordance with Schedule 4.4 hereto.
SECTION 5REPRESENTATIONS AND WARRANTIES OF BORROWER
Borrower represents and warrants that:

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1.1Corporate Status. Each Borrower is an entity of the type described on Exhibit B, duly organized, legally existing and, to the extent applicable, is in good standing under the laws of its applicable jurisdiction or state of formation, and, to the extent applicable, is duly qualified as a foreign corporation in all jurisdictions in which the nature of its business or location of its properties require such qualifications and where the failure to be qualified would reasonably be expected to have a Material Adverse Effect. Borrower’s present name, former names (if any), locations, place of formation, Tax identification number, organizational identification number, if applicable, and other information are correctly set forth in Exhibit B, as may be updated by Borrower in a written notice (including any Compliance Certificate) provided to Agent after the Closing Date.
1.2Collateral. Borrower owns the Collateral and the Current Company IP, free of all Liens, except for Permitted Liens. Borrower has the power and authority to grant to Agent a Lien in the Collateral as security for the Secured Obligations.
1.3Consents. Borrower’s execution, delivery and performance of this Agreement and all other Loan Documents, (i) have been duly authorized by all necessary corporate or other requisite action of Borrower, (ii) will not result in the creation or imposition of any Lien upon the Collateral, other than Permitted Liens and the Liens created by this Agreement and the other Loan Documents, (iii) do not violate any provisions of Borrower’s constitutional or governing documents, (iv) do not violate any material law, regulation, order, injunction, judgment, decree or writ to which Borrower is subject and (v) except as described on Schedule 5.3, do not violate any material contract or agreement or require the consent or approval of any other Person which has not already been obtained. The individual or individuals executing the Loan Documents are duly authorized to do so.
1.4Material Adverse Effect. No event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing. Borrower is not aware of any event likely to occur that is reasonably expected to result in a Material Adverse Effect.
1.5Actions Before Governmental Authorities. There are no actions, suits or proceedings at law or in equity or by or before any governmental authority now pending or, to the knowledge of Borrower, threatened against or affecting Borrower or its property, that is reasonably expected to result in a Material Adverse Effect.
1.6Laws. Neither Borrower nor any of its Subsidiaries is in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any governmental authority, where such violation or default is reasonably expected to result in a Material Adverse Effect. Borrower is not in default in any manner under any provision of any agreement or instrument evidencing material Indebtedness, or any other material agreement to which it is a party or by which it is bound.
Neither Borrower nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. Neither Borrower nor any of its Subsidiaries is engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Borrower and each of its Subsidiaries has complied in all material respects with the Federal Fair Labor Standards Act. Neither Borrower nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005. Neither Borrower’s nor any of its Subsidiaries’ properties or assets has been used by Borrower or such Subsidiary or, to Borrower’s Knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than in material compliance with applicable laws. Borrower and each of its Subsidiaries has obtained all

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consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted.
None of Borrower, any of its Subsidiaries, nor, to Borrower’s knowledge, any of Borrower’s or its Subsidiaries’ Affiliates or any of their respective agents, acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement is (i) in violation of any Anti Terrorism Law, (ii) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding or attempts to violate, any of the prohibitions set forth in any Anti Terrorism Law, or (iii) is a Blocked Person. None of Borrower, any of its Subsidiaries, nor to the knowledge of Borrower, any of their Affiliates or agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement, (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (y) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti Terrorism Law. None of the funds to be provided under this Agreement will be used, directly or indirectly, (a) for any activities in violation of any applicable anti-money laundering, economic sanctions and anti-bribery laws and regulations or (b) for any payment to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.
1.7Information Correct and Current. No information, report, Advance Request, financial statement, exhibit or schedule (other than financial or business projections or forecasts) furnished, by or on behalf of Borrower to Agent in connection with any Loan Document or included therein or delivered pursuant thereto, when taken as a whole, contained, contains or will contain any material misstatement of fact or, when taken together with all other such information or documents, omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not materially misleading at the time such statement was made or deemed made. Additionally, any and all financial or business projections or forecasts provided by Borrower to Agent, whether prior to or after the Closing Date, shall be (i) provided in good faith and based on the most current data and information available to Borrower, and (ii) the most current of such projections or forecasts provided to Borrower’s Board of Directors; it being understood by the Agent and the Lender that such projections or forecasts as to future events (x) are not to be viewed as facts, (y)(1) are subject to significant uncertainties and contingencies, many of which are beyond the control of Borrower, (2) no assurance is given by Borrower that the results forecast in any such projections or forecasts will be realized, and (3) the actual results during the period or periods covered by any such projections or forecasts may differ from the forecast results set forth in such projections or forecasts and such differences may be material, and (z) are not a guarantee of performance.
1.8Tax Matters. Except as described on Schedule 5.8, (a) Borrower and its Subsidiaries have filed all federal and state income Tax returns and other material Tax returns that they are required to file, (b) Borrower and its Subsidiaries have duly paid all federal and state income Taxes and other material Taxes or installments thereof that they are required to pay, except Taxes being contested in good faith by appropriate proceedings and for which Borrower and its Subsidiaries maintain adequate reserves in accordance with GAAP, and (c) to the best of Borrower’s knowledge, no proposed or pending Tax assessments, deficiencies, audits or other proceedings with respect to Borrower or any Subsidiary have had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

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1.9Current Company IP Claims. Borrower is the sole owner of, or otherwise has the right to use, the Current Company IP material to Borrower’s business. Except as described on Schedule 5.9, (i) to the knowledge of any Borrower, each of the material Copyrights, Trademarks and Patents is valid and enforceable, (ii) no material part of the Current Company IP has been judged invalid or unenforceable, in whole or in part, and (iii) no claim has been made to Borrower that any material part of the Current Company IP violates the rights of any third party. Section 5 of the Perfection Certificate contains a true, correct and complete list of each of Borrower’s Patents, registered Trademarks, registered Copyrights, and material agreements under which Borrower licenses Current Company IP from third parties (other than shrink-wrap software licenses), together with application or registration numbers, as applicable, owned by Borrower or any Subsidiary, in each case as of the Closing Date. Borrower is not in material breach of, nor has Borrower failed to perform any material obligations under, any of the foregoing contracts, licenses or agreements and, to Borrower’s knowledge, no third party to any such contract, license or agreement is in material breach thereof or has failed to perform any material obligations thereunder.
1.10Current Company IP.
(a)A true, correct and complete list of each pending, registered or in-licensed Intellectual Property that, individually or taken together with any other such Intellectual Property, is material to the business of Borrower and its Subsidiaries, taken as a whole, relating to the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of the Products, and is owned or co-owned by or exclusively or non-exclusively licensed to Borrower or any of its Subsidiaries (collectively, the “Current Company IP”), including its name/title, current owner or co-owners (including ownership interest), registration, patent or application number, and registration or application date, issued or filed in the United States of America, is set forth on Schedule 5.10(a). Except as set forth on Schedule 5.10(a), (i) (A) to the knowledge of any Borrower, each item of owned Current Company IP is valid, subsisting and (other than with respect to Patent applications) enforceable and no such item of Current Company IP has lapsed, expired, been cancelled or invalidated or become abandoned or unenforceable, and (B) no written notice has been received challenging the inventorship or ownership, or relating to any lapse, expiration, invalidation, abandonment or unenforceability, of any such item of Current Company IP, and (ii) (A) each such item of Current Company IP which is licensed from another Person is valid, subsisting and enforceable and no such item of Current Company IP has lapsed, expired, been canceled or invalidated, or become abandoned or unenforceable, and (B) no written notice has been received challenging the inventorship or ownership, or relating to any lapse, expiration, invalidation, abandonment or unenforceability, of any such item of Current Company IP. To the knowledge of any Borrower, there are no published Patents, Patent applications, articles or prior art references (other than prior art cited in any of Borrower’s patent prosecution) that would reasonably be expected to materially adversely affect the exploitation of the Products. Except as set forth on Schedule 5.10(a), (x) each Person who has or has had any rights in or to owned Current Company IP or any trade secrets owned by Borrower or any of its Subsidiaries, including each inventor named on the Patents within such owned Current Company IP filed by Borrower or any of its Subsidiaries, has executed an agreement assigning his, her or its entire right, title and interest in and to such owned Current Company IP and such trade secrets, and the inventions, improvements, discoveries, writings, works of authorship, information and other intellectual property embodied, described or claimed therein, to the stated owner thereof, and (y) no such Person has any contractual or other obligation that would preclude or conflict with such assignment or the exploitation of the Products or entitle such Person to ongoing payments.

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(b)(i) Borrower or any of its Subsidiaries possesses valid title to the Current Company IP for which it is listed as the owner or co-owner, as applicable, on Schedule 5.10(a); and (ii) there are no Liens on any Current Company IP.
(c)There are no maintenance, annuity or renewal fees that are currently overdue beyond their allotted grace period for any of the Current Company IP which is owned or exclusively licensed to Borrower or any of its Subsidiaries, nor have any applications or registrations therefore lapsed or become abandoned, been cancelled or expired. There are no maintenance, annuity or renewal fees that are currently overdue beyond their allotted grace period for any of the Current Company IP which is non-exclusively licensed to Borrower or any of its Subsidiaries, nor have any applications or registrations therefor lapsed or become abandoned, been cancelled or expired.
(d)There are no unpaid fees or royalties under any material agreements that have become due, or are expected to become overdue. Each material agreement is in full force and effect and is legal, valid, binding and enforceable in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability. Neither Borrower nor any of its Subsidiaries, as applicable, is in breach of or default in any manner that could reasonably be expected to materially affect the Products under any material agreement to which it is a party or may otherwise be bound, and no circumstances or grounds exists that would give rise to a claim of breach or right of rescission, termination, non-renewal, revision or amendment of any of the material agreements, including the execution, delivery and performance of this Agreement and the other Loan Documents.
(e)No payments by Borrower or any of its Subsidiaries are due to any other Person in respect of the Current Company IP, other than pursuant to the material agreements and those fees payable to patent offices in connection with the prosecution and maintenance of the Current Company IP, any applicable taxes and associated attorney fees.
(f)Neither Borrower nor any of its Subsidiaries has undertaken or omitted to undertake any acts, and to no circumstance or grounds exist, that would invalidate or render unenforceable (i) any Current Company IP in any manner that could reasonably be expected to materially adversely affect the Products, or (ii) in the case of Current Company IP owned or co-owned or exclusively or non-exclusively licensed by Borrower or any of its Subsidiaries, in each case except as set forth on Schedule 5.10(f), Borrower’s or Subsidiary’s entitlement to own or license and exploit such Current Company IP.
(g)Except as described on Schedule 5.9(g) or in the most recently delivered Compliance Certificate in accordance with Section 7.1(d), there is no requested, filed pending, decided or settled opposition, interference proceeding, reissue proceeding, reexamination proceeding, inter-partes review proceeding, post-grant review proceeding, cancellation proceeding, injunction, litigation, paragraph IV patent certification or lawsuit under the Hatch-Waxman Act, hearing, investigation, complaint, arbitration, mediation, demand, International Trade Commission investigation, decree or any other dispute, disagreement, or claim, in each case alleged in writing to Borrower or any of its Subsidiaries (collectively referred to hereinafter as “Specified Disputes”), nor to the knowledge of any Borrower, has any such Specified Dispute been threatened in writing, in each case challenging the legality, validity, enforceability or ownership of any Current Company IP, in each case that would have a material adverse effect on the Products.

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(h)In each case where an issued Patent within the Current Company IP is owned or co-owned by Borrower or any of its Subsidiaries by assignment, the assignment has been duly recorded with the U.S. Patent and Trademark Office.
(i)Except as set forth on Schedule 5.10(i) there are no pending or, to the knowledge of any Borrower, threatened claims against Borrower or any of its Subsidiaries alleging (i) that any research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of the Products in the United States of America infringes or violates (or in the past infringed or violated) the rights of any third parties in or to any Intellectual Property (“Third Party IP”) or constitutes a misappropriation of (or in the past constituted a misappropriation of) any Third Party IP, or (ii) that any Current Company IP is invalid or unenforceable.
(j)Except as set forth on Schedule 5.10(j), the manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of the Products does not, to the knowledge of any Borrower, infringe or violate (or in the past infringed or violated) any issued or registered Third Party IP (including any issued Patent within the Third Party IP) or constitute a misappropriation of (or in the past constituted a misappropriation of) any Third Party IP, in each case, in a manner that would reasonably be expected to materially adversely affect the exploitation of the Products.
(k)Except as set forth on Schedule 5.10(k), there are no settlements, covenants not to sue, consents, judgments, orders or similar obligations which: (i) restrict the rights of the Borrower or any of its Subsidiaries to use any Intellectual Property relating to the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of the Products (in order to accommodate any Third Party IP or otherwise), or (ii) permit any third parties to use any Current Company IP.
(l)Except as set forth on Schedule 5.10(l), to the knowledge of any Borrower (i) there is no, nor has there been any, infringement or violation by any Person of any of the Current Company IP or the rights therein, and (ii) there is no, nor has there been any, misappropriation by any Person of any Current Company IP or the subject matter thereof.
(m)Borrower and each of its Subsidiaries has taken commercially reasonable measures customary in the biopharmaceutical industry to protect the confidentiality of all trade secrets owned by Borrower or any of its Subsidiaries or used or held for use by Borrower or any of its Subsidiaries, in each case relating to the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of the Products.
(n)[reserved].
(o)Except as described on Schedule 5.10(o), Borrower has all material rights with respect to Intellectual Property necessary or other than would not be expected to cause a Material Adverse Effect, with respect to Current Company IP material in the operation or conduct of Borrower’s business as currently conducted and proposed to be conducted by Borrower. Without limiting the generality of the foregoing, and in the case of Licenses, except for restrictions that are unenforceable under Article 9 of the UCC, Borrower has the right, to the extent required to operate Borrower’s business, to freely transfer, license or assign Current Company IP material in the operation or conduct of Borrower’s business as currently conducted and proposed to be conducted by Borrower,

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without condition, restriction or payment of any kind (other than license payments in the ordinary course of business) to any third party, and Borrower owns or has the right to use, pursuant to valid licenses, all software development tools, library functions, compilers and all other third-party software and other items that are material to Borrower’s business and used in the design, development, promotion, sale, license, manufacture, import, export, use or distribution of Borrower Products except customary covenants in inbound license agreements and equipment leases where Borrower is the licensee or lessee.
(p)No material software or other materials used by Borrower or any of its Subsidiaries (or used in any Borrower Products or any Subsidiaries’ products) are subject to an open-source or similar license (including but not limited to the General Public License, Lesser General Public License, Mozilla Public License, or Affero License) (collectively, “Open Source Licenses”) in a manner that would cause such software or other materials to have to be (i) distributed to third parties at no charge or a minimal charge (royalty-free basis); (ii) licensed to third parties to modify, make derivative works based on, decompile, disassemble, or reverse engineer; or (iii) used in a manner that does could require disclosure or distribution in source code form.
1.11Borrower Products. Except as described on Schedule 5.11, no Current Company IP owned by Borrower and material in its business or Borrower Product has been or is subject to any actual or, to the knowledge of Borrower, threatened in writing, litigation, proceeding (including any proceeding in the United States Patent and Trademark Office or any corresponding foreign office or agency) or outstanding decree, order, judgment, settlement agreement or stipulation that restricts in any manner Borrower’s use, transfer or licensing thereof or that may affect the validity, use or enforceability thereof. There is no decree, order, judgment, agreement, stipulation, arbitral award or other provision entered into in connection with any litigation or proceeding that obligates Borrower to grant licenses or ownership interest in any future Intellectual Property related to the operation or conduct of the business of Borrower or Borrower Products. Borrower has not received any written notice or claim challenging or questioning Borrower’s ownership in any Current Company IP (or written notice of any claim challenging or questioning the ownership in any licensed Current Company IP of the owner thereof) or suggesting that any third party has any claim of legal or beneficial ownership with respect thereto nor, to Borrower’s knowledge, is there a reasonable basis for any such claim.
1.12Financial Accounts. Exhibit D, as may be updated by Borrower in a written notice provided to Agent after the Closing Date, is a true, correct and complete list of (a) all banks and other financial institutions at which Borrower or any Subsidiary maintains Deposit Accounts and (b) all institutions at which Borrower or any Subsidiary maintains an account holding Investment Property, and such exhibit correctly identifies the name, address and telephone number of each bank or other institution, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.
1.13Employee Loans. Borrower has no outstanding loans to any employee, officer or director of Borrower nor has Borrower guaranteed the payment of any loan made to an employee, officer or director of Borrower by a third party except as permitted hereunder.
1.14Capitalization and Subsidiaries. Borrower’s capitalization (other than Parent) as of the Closing Date is set forth on Schedule 5.14 annexed hereto. Borrower does not own any stock, partnership interest or other securities of any Person, except for Permitted Investments. Attached as Schedule 5.14, as may be updated by Borrower in a written notice provided after the Closing Date, is a true, correct and complete list of each Subsidiary.
1.15Centre of Main Interests and Establishments. For the purposes of The Council of the European Union Regulation No. 2015/848 of 20 May 2015 on insolvency proceedings

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(recast) on Insolvency Proceedings (the “Regulation”), Replimune UK’s centre of main interest (as that term is used in Article 3(1) of the Regulation) is situated in England and Wales and it has no “establishment” (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction.
1.16Solvency. (i) The fair saleable value of Borrower’s consolidated assets exceeds the fair value of Borrower’s liabilities; (ii) Borrower is not left with unreasonably small capital after the transactions in the Loan Documents; and (iii) Borrower is able to pay its debts (including trade debts) as they become due.
SECTION 6INSURANCE; INDEMNIFICATION
1.1Coverage. Borrower shall cause to be carried and maintained commercial general liability insurance, on an occurrence form, against risks customarily insured against in Borrower’s line of business. Such risks shall include the risks of bodily injury, including death, property damage, personal injury, and contractual liability per the terms of the indemnification agreement found in Section 6.3. Borrower must maintain a minimum of $2,000,000 of commercial general liability insurance for each occurrence. Borrower has and agrees to maintain a minimum of $2,000,000 of directors’ and officers’ insurance for each occurrence and $5,000,000 in the aggregate. So long as there are any Secured Obligations outstanding, Borrower shall also cause to be carried and maintained insurance upon the Collateral, insuring against all risks of physical loss or damage howsoever caused, in an amount not less than the full replacement cost of the Collateral, provided that such insurance may be subject to standard exceptions and deductibles.
1.2Certificates. Borrower shall deliver to Agent certificates of insurance that evidence Borrower’s compliance with its insurance obligations in Section 6.1 and the obligations contained in this Section 6.2. Borrower’s insurance certificate shall state Agent (shown as “Hercules Capital, Inc., as Agent”) is an additional insured for commercial general liability, a lenders loss payable for all risk property damage insurance, subject to the insurer’s approval, and a lenders loss payable for property insurance and additional insured for liability insurance for any future insurance that Borrower may acquire from such insurer. Attached to the certificates of insurance will be additional insured endorsements for liability and lender’s loss payable endorsements for all risk property damage insurance. All certificates of insurance will provide for a minimum of thirty (30) days advance written notice to Agent of cancellation (other than cancellation for non-payment of premiums, for which ten (10) days’ advance written notice shall be sufficient) or any other change adverse to Agent’s interests. Any failure of Agent to scrutinize such insurance certificates for compliance is not a waiver of any of Agent’s rights, all of which are reserved. At Agent’s written request, Borrower shall provide Agent with copies of each insurance policy, and upon entering or amending any insurance policy required hereunder in any material respect, Borrower shall provide Agent with copies of such policies and shall promptly deliver to Agent updated insurance certificates with respect to such policies.
1.3Indemnity. Borrower agrees to indemnify and hold Agent, the Lenders and their officers, directors, employees, agents, in-house attorneys, representatives and shareholders (each, an “Indemnified Person”) harmless from and against any and all claims, costs, expenses, damages and liabilities (including such claims, costs, expenses, damages and liabilities based on liability in tort, including strict liability in tort), including reasonable and documented attorneys’ fees and out-of-pocket disbursements and other costs of investigation or defense (including those incurred upon any appeal) (collectively, “Liabilities”), that may be instituted or asserted against or incurred by such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents or the administration of such credit, or in connection with or arising out of the transactions contemplated hereunder and thereunder, or any actions or failures to act in connection therewith, or arising out of the

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disposition or utilization of the Collateral, excluding in all cases Liabilities to the extent resulting solely from any Indemnified Person’s gross negligence, willful misconduct or breach in bad faith of its obligations hereunder. This Section 6.3 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. In no event shall any Indemnified Person be liable on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings). This Section 6.3 shall survive the repayment of indebtedness under, and otherwise shall survive the expiration or other termination of, the Loan Agreement.
SECTION 7COVENANTS OF BORROWER
Borrower agrees as follows:
1.1Financial Reports. Borrower shall furnish to Agent the financial statements and reports listed hereinafter (the “Financial Statements”):
(a)as soon as practicable (and in any event within 30 days) after the end of each month, unaudited interim and year-to-date financial statements as of the end of such month (prepared on a consolidated and consolidating basis, if applicable), including balance sheet and related statements of income and cash flows accompanied by a report detailing any material contingencies (including the commencement of any material litigation by or against Borrower) or any other occurrence that would reasonably be expected to have a Material Adverse Effect, all certified by Parent’s Chief Executive Officer or Chief Financial Officer to the effect that they have been prepared in accordance with GAAP, except (i) for the absence of footnotes, (ii) that they are subject to normal year end adjustments, and (iii) they do not contain certain non-cash items that are customarily included in quarterly and annual financial statements;
(b)as soon as practicable (and in any event within 45 days) after the end of each calendar quarter, unaudited interim and year-to-date financial statements as of the end of such calendar quarter (prepared on a consolidated and consolidating basis, if applicable), including balance sheet and related statements of income and cash flows accompanied by a report detailing any material contingencies (including the commencement of any material litigation by or against Borrower) or any other occurrence that would reasonably be expected to have a Material Adverse Effect, certified by Parent’s Chief Executive Officer or Chief Financial Officer to the effect that they have been prepared in accordance with GAAP, except (i) for the absence of footnotes, and (ii) that they are subject to normal year end adjustments;
(c)as soon as practicable (and in any event within ninety (90) days) after the end of each fiscal year, audited financial statements as of the end of such year (prepared on a consolidated and consolidating basis, if applicable), including balance sheet and related statements of income and cash flows, and setting forth in comparative form the corresponding figures for the preceding fiscal year, certified without qualification (other than any going concern qualification) by a firm of independent certified public accountants selected by Parent and reasonably acceptable to Agent (it being understood that PricewaterhouseCoopers is reasonably acceptable to Agent), accompanied by any final management report from such accountants;
(d)as soon as practicable (and in any event within 30 days) after the end of each month, a Compliance Certificate in the form of Exhibit E;
(e)as soon as practicable (and in any event within 30 days) after the end of each month, a report showing agings of accounts receivable and accounts payable;

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(f)promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports that Borrower has made available to holders of its preferred stock and copies of any regular, periodic and special reports or registration statements that Borrower files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or any national securities exchange;
(g)promptly after the delivery thereof to its directors, copies of all notices, minutes, consents and other materials that Borrower provides to its directors in connection with meetings of the Board of Directors, provided that in all cases Borrower may exclude (x) confidential compensation information, (y) information that is subject to attorney/client privilege, and (z) materials that are reasonably related to Borrower’s strategy, negotiating position or other matters materially relating to this Agreement or any other Loan Documents or any permitted refinancings thereof;
(h)financial and business projections promptly following their approval by Parent’s Board of Directors, and in any event, within 90 days after the end of Parent’s fiscal year, as well as budgets, operating plans and other financial information reasonably requested by Agent; and
(i)immediate notice if Borrower or any Subsidiary has knowledge that Borrower, or any Subsidiary or Affiliate of Borrower, is listed on the OFAC Lists or (a) is convicted on, (b) pleads nolo contendere to, (c) is indicted on, or (d) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering.
Borrower shall not make any change in its (a) accounting policies or reporting practices (other than changes required by GAAP), or (b) fiscal years or fiscal quarters. The fiscal year of Borrower shall end on March 31.
The executed Compliance Certificate may be sent via email to Agent at legal@htgc.com. Except as specified below, all Financial Statements required to be delivered pursuant to clauses (a), (b) and (c) shall be sent via e-mail to financialstatements@htgc.com with a copy to legal@htgc.com, bjadot@htgc.com, jralto@htgc.com and mdutra@htgc.com, provided, that if e-mail is not available or sending such Financial Statements via e-mail is not possible, they shall be faxed to Agent at: (650) 473-9194, attention Account Manager: Replimune Group, Inc.
Notwithstanding the foregoing, documents required to be delivered under Sections 7.1(a), (b), (c) or (f) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Borrower makes such documents publicly available.
1.2Management Rights. Borrower shall permit any representative that Agent or the Lenders authorizes, including its attorneys and accountants, to inspect the Collateral and examine and make copies and abstracts of the books of account and records of Borrower at reasonable times and upon reasonable notice during normal business hours; provided, however, that so long as no Event of Default has occurred and is continuing, such examinations shall be limited to no more often than once per fiscal year. In addition, any such representative shall have the right to meet with management and officers of Borrower to discuss such books of account and records. In addition, Agent or the Lenders shall be entitled at reasonable times and intervals to consult with and advise the management and officers of Borrower concerning significant business issues affecting Borrower. Such consultations shall not unreasonably interfere with Borrower’s business operations. The parties intend that the rights granted Agent and the Lenders shall constitute “management rights” within the meaning of 29 C.F.R. Section 2510.3-101(d)(3)(ii),

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but that any advice, recommendations or participation by Agent or the Lenders with respect to any business issues shall not be deemed to give Agent or the Lenders, nor be deemed an exercise by Agent or the Lenders of, control over Borrower’s management or policies.
1.3Further Assurances. Borrower shall from time to time execute, deliver and file, alone or with Agent, any financing statements, security agreements, collateral assignments, notices, control agreements, promissory notes or other documents to perfect, give the highest priority to Agent’s Lien on the Collateral or otherwise evidence Agent’s rights herein. Borrower shall from time to time procure any instruments or documents as may be reasonably requested by Agent, and take all further action that may be necessary, or that Agent may reasonably request, to perfect and protect the Liens granted hereby and thereby. In addition, and for such purposes only, Borrower hereby authorizes Agent to execute and deliver on behalf of Borrower and to file such financing statements (including an indication that the financing statement covers “all assets or all personal property” of Borrower in accordance with Section 9-504 of the UCC), collateral assignments, notices, control agreements, security agreements and other documents without the signature of Borrower either in Agent’s name or in the name of Agent as agent and attorney-in-fact for Borrower. Borrower shall protect and defend Borrower’s title to the Collateral and Agent’s Lien thereon against all Persons claiming any interest adverse to Borrower or Agent other than Permitted Liens.
1.4Indebtedness. Borrower shall not create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness, or prepay any Indebtedness or take any actions which impose on Borrower an obligation to prepay any Indebtedness, except for (a) the conversion of Indebtedness into equity securities and the payment of cash in lieu of fractional shares in connection with such conversion, (b) purchase money Indebtedness or Indebtedness in respect of capital leases permitted hereunder pursuant to its then applicable payment schedule, (c) prepayment by any Subsidiary of (i) inter-company Indebtedness owed by such Subsidiary to any Borrower, or (ii) if such Subsidiary is not a Borrower, intercompany Indebtedness owed by such Subsidiary to another Subsidiary that is not a Borrower or (d) as otherwise permitted hereunder or approved in writing by Agent.
Notwithstanding anything to the contrary in the foregoing, the issuance of, performance of obligations under (including any payments of interest), and conversion, exchange, exercise, repurchase, redemption (including, for the avoidance of doubt, a required repurchase in connection with the redemption of Permitted Convertible Debt upon satisfaction of a condition related to the stock price of the Common Stock), settlement or early termination or cancellation of (whether in whole or in part and including by netting or set-off) (in each case, whether in cash, Common Stock, following a merger event or other change of the Common Stock, other securities or property), or the satisfaction of any condition that would permit or require any of the foregoing, any Permitted Convertible Debt shall not constitute a prepayment of Indebtedness by Borrower for the purposes of this Section 7.4; provided that principal payments in cash (other than cash in lieu of fractional shares) shall only be allowed if the Redemption Conditions are satisfied in respect of such payment and at all times after such payment.
1.5Collateral. Borrower shall at all times keep the Collateral and the Company IP and all other property and assets used in Borrower’s business or in which Borrower now or hereafter holds any interest free and clear from any Liens whatsoever (other than Permitted Liens), and shall give Agent prompt written notice of (a) any legal process affecting the Collateral, the Company IP or such other property and assets in an aggregate amount greater than $1,000,000 at any time, or (b) any Liens thereon (other than Permitted Liens), provided however, that the Collateral and such other property and assets may be subject to Permitted Liens except that there shall be no Liens whatsoever (other than Permitted Liens that are do not arise by agreement, such as tax or statutory Liens) on Company IP. Borrower shall not enter into or

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suffer to exist or become effective any agreement that prohibits or limits the ability of any Borrower to create, incur, assume or suffer to exist any Lien upon any of its property (including Company IP), whether now owned or hereafter acquired, to secure its obligations under the Loan Documents to which it is a party other than (a) this Agreement and the other Loan Documents, (b) any agreements governing any purchase money Liens or capital lease obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby) and (c) customary restrictions on the assignment of leases, licenses and other agreements. Borrower shall cause its Subsidiaries to protect and defend such Subsidiary’s title to its assets from and against all Persons claiming any interest adverse to such Subsidiary (other than Permitted Liens), and Borrower shall cause its Subsidiaries at all times to keep such Subsidiary’s property and assets free and clear from any legal process or Liens whatsoever (except for Permitted Liens, provided however, that there shall be no Liens whatsoever (other than Permitted Liens that are do not arise by agreement, such as tax or statutory Liens) on Company IP), and shall give Agent prompt written notice of any legal process affecting such Subsidiary’s assets in an aggregate amount greater than $1,000,000 at any time.
1.6Investments. Borrower shall not directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.
Notwithstanding the foregoing, and for the avoidance of doubt, this Section 7.6 shall not prohibit the conversion by holders of (including any payment upon conversion, whether in cash, Common Stock or a combination thereof), or required payment of any principal or premium on (including, for the avoidance of doubt, in respect of a required repurchase in connection with the redemption of Permitted Convertible Debt upon satisfaction of a condition related to the stock price of the Common Stock) or required payment of any interest with respect to, any Permitted Convertible Debt in each case, in accordance with the terms of the indenture governing such Permitted Convertible Debt; provided that principal payments in cash (other than cash in lieu of fractional shares) shall only be allowed if the Redemption Conditions are satisfied in respect of such payment and at all times after such payment.
1.7Distributions. Borrower shall not, and shall not allow any Subsidiary to, (a) repurchase or redeem any class of stock or other Equity Interest other than pursuant to employee, director or consultant repurchase plans or other similar agreements, provided, however, in each case the repurchase or redemption price does not exceed the fair market value for such stock or Equity Interest, or (b) declare or pay any cash dividend or make any other cash distribution on any class of stock or other Equity Interest, except that a Subsidiary may pay dividends or make other distributions to Borrower or any Subsidiary of Borrower, (c) lend money to any employees, officers or directors or guarantee the payment of any such loans granted by a third party in excess of $200,000 in the aggregate at any time outstanding or (d) waive, release or forgive any Indebtedness owed by any employees, officers or directors in excess of $200,000 in the aggregate.
Notwithstanding the foregoing, and for the avoidance of doubt, this Section 7.7 shall not prohibit the conversion by holders of (including any payment upon conversion, whether in cash, Common Stock or a combination thereof), or required payment of any principal or premium on or required payment of any interest with respect to, any Permitted Convertible Debt in each case, in accordance with the terms of the indenture governing such Permitted Convertible Debt; provided that principal payments in cash (other than cash in lieu of fractional shares) shall only be allowed if the Redemption Conditions are satisfied in respect of such payment and at all times after such payment.
1.8Transfers. Except for Permitted Transfers, Borrower shall not, and shall not allow any Subsidiary to, voluntarily or involuntarily transfer, sell, lease, license, lend or in any other

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manner convey any equitable, beneficial or legal interest in any material portion of its assets; provided that licenses of Company IP (to the extent not constituting Permitted Transfers) may be made with the consent of the Required Lenders, it being understood that the Required Lenders’ response in respect of such consent shall not be unreasonably withheld or delayed.
1.9Mergers or Acquisitions. Borrower shall not merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization (other than mergers or consolidations of (a) a Subsidiary which is not a Borrower into another Subsidiary or into Borrower or (b) a Borrower into another Borrower), or, other than Permitted Acquisitions, acquire, or permit any of its Subsidiaries to acquire, in each case including for the avoidance of doubt through a merger, purchase, in-licensing arrangement or any similar transaction, all or substantially all of the capital stock or any property of another Person.
1.10Taxes. Borrower shall, and shall cause each of its Subsidiaries to, pay when due all material Taxes of any nature whatsoever now or hereafter imposed or assessed against Borrower or the Collateral or upon Borrower’s ownership, possession, use, operation or disposition thereof or upon Borrower’s rents, receipts or earnings arising therefrom. Borrower shall, and shall cause each of its Subsidiaries to, accurately file on or before the due date therefor (taking into account proper extensions) all federal and state income Tax returns and other material Tax returns required to be filed. Notwithstanding the foregoing, Borrower and its Subsidiaries may contest, in good faith and by appropriate proceedings diligently conducted, Taxes for which Borrower and its Subsidiaries maintain adequate reserves in accordance with GAAP.
1.11Corporate Changes. Neither Borrower nor any Subsidiary shall change its corporate name, legal form or jurisdiction of formation without twenty (20) days’ prior written notice to Agent. Neither Borrower nor any Subsidiary shall suffer a Change in Control. Neither Borrower nor any Subsidiary shall relocate its chief executive office or its principal place of business unless: (i) it has provided prior written notice to Agent; and (ii) other than with respect to Replimune UK, such relocation shall be within the continental United States of America. Neither Borrower nor any Subsidiary shall relocate any item of Collateral (other than (x) sales of Inventory in the ordinary course of business, (y) relocations of Equipment having an aggregate value of up to $150,000 in any fiscal year, and (z) relocations of Collateral from a location identified in Section 4(d) and Section 4(e) of the Perfection Certificate (as in effect on the date hereof) to another location identified in Section 4(d) and Section 4(e) of the Perfection Certificate (as in effect on the date hereof)) unless (1) it has provided prompt written notice to Agent, (2) other than with respect to Replimune UK, such relocation is within the continental United States of America or, with respect to Replimune UK, such relocation is within the United Kingdom, and (3) if such relocation is to a third party bailee, it has delivered a bailee agreement (to the extent customary under applicable law) in form and substance reasonably acceptable to Agent, excluding: (A) the leased premises located at 69 Innovation Drive, Milton Park, Abingdon, Oxfordshire, United Kingdom, OX14 4RQ and (B) the locations identified in Section 4(e) of the Perfection Certificate (as in effect on the date hereof), but such exclusion shall only be effective if such locations are solely used in connection with clinical trials or the Collateral located at such locations are comprised solely of drug products.
1.12Deposit Accounts. Neither Borrower nor any Subsidiary (other than Excluded Subsidiaries and the MSC Subsidiary) shall maintain any Deposit Accounts, or accounts holding Investment Property, except with respect to which Agent has an Account Control Agreement, in each case other than Excluded Accounts. Borrower shall not permit any Excluded Subsidiary to hold cash or cash equivalents in an aggregate amount greater than $1,000,000 for any single Excluded Subsidiary and $1,500,000 for all Excluded Subsidiaries.

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1.13New Subsidiaries. Borrower shall notify Agent of each Subsidiary formed subsequent to the Closing Date and, within 30 days of formation, shall cause any such Subsidiary (other than an Excluded Subsidiary) to execute and deliver to Agent a Joinder Agreement. In the event one or more Subsidiaries that were previously Excluded Subsidiaries no longer qualify as an Excluded Subsidiary, such Subsidiaries shall be subject to the requirements of the immediately preceding sentence.
1.14MSC Investments. At any time that (a) the MSC Subsidiary has any assets or liabilities and (b) the aggregate amount of the consolidated Cash of Borrower and its Subsidiaries is equal to or less than One Hundred Fifty Million Dollars ($150,000,000), then Borrower shall satisfy the MSC Investment Conditions at any such time.
1.15Notification of Event of Default. Borrower shall notify Agent immediately of the occurrence of any Event of Default.
1.16Use of Proceeds. Borrower agrees that the proceeds of the Loans shall be used solely to pay related fees and expenses in connection with this Agreement and for working capital and general corporate purposes. The proceeds of the Loans will not be used in violation of Anti-Corruption Laws or applicable Sanctions.
1.17Compliance with Laws.
(a)Borrower (i) shall maintain, and shall cause its Subsidiaries to maintain, compliance in all material respects with all applicable laws, rules or regulations (including any law, rule or regulation with respect to the making or brokering of loans or financial accommodations), and (ii) shall, or cause its Subsidiaries to, obtain and maintain all required governmental authorizations, approvals, licenses, franchises, permits or registrations reasonably necessary in connection with the conduct of Borrower’s business. Borrower shall not become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation X, T and U of the Federal Reserve Board of Governors).
(b)Neither Borrower nor any of its Subsidiaries shall, nor shall Borrower or any of its Subsidiaries permit, to its knowledge, any Affiliate to, directly or indirectly, knowingly enter into any documents, instruments, agreements or contracts with any Person listed on the OFAC Lists. Neither Borrower nor any Subsidiary shall, nor shall Borrower or any of its Subsidiaries permit, to its knowledge, any Affiliate to, directly or indirectly, (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 or any similar executive order or other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti-Terrorism Law.
(c)Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and Borrower, its Subsidiaries and their respective officers and employees and to the knowledge of Borrower its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.

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(d)None of Borrower, any of its Subsidiaries or any of their respective directors, officers or employees, or to the knowledge of Borrower, any agent for Borrower or its Subsidiaries that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Loan, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.
1.18Company IP. Each Borrower shall (i) protect, defend and maintain the validity and enforceability of its Company IP that is material to its business; (ii) promptly advise Agent in writing of material infringements of its Company IP that is material to its business; and (iii) not allow any Company IP material to Borrower’s business to be abandoned, forfeited or dedicated to the public without Agent’s written consent, provided that Borrower is not required to advise Agent or obtain Agent’s consent (written or otherwise) to allow to abandon, forfeit or dedicate to the public Current Company IP as determined in the good faith business judgment of the Borrower.
1.19Transactions with Affiliates. Borrower shall not and shall not permit any Subsidiary to, directly or indirectly, enter into or permit to exist any transaction of any kind with any Affiliate of Borrower or such Subsidiary (other than transactions among Borrowers permitted under this Agreement) on terms that are less favorable to Borrower or such Subsidiary, as the case may be, than those that might be obtained in an arm’s length transaction from a Person who is not an Affiliate of Borrower or such Subsidiary.
1.20COMI. No Borrower or a Subsidiary of a Borrower, in each case whose jurisdiction of incorporation or organization is in a member state of the European Union shall change its “centre of main interests” (as that term is used in Article 3(1) of the Regulation).
1.21People with Significant Control Regime. Each Borrower shall (and the Parent shall ensure that each of its Subsidiaries will): (a) within the relevant timeframe, comply with any notice it receives pursuant to Part 21A of the Companies Act 2006 from any UK PSC Loan Party; and (b) promptly provide Agent with a copy of that notice.
1.22Financial Covenants.
(a)Minimum Cash.
(i)Beginning on January 1, 2024, Borrower shall at all times maintain Unrestricted Cash in an amount not less than 35% of the aggregate outstanding Secured Obligations (inclusive of any Prepayment Charge and End of Term Charge that would be due and owing if the outstanding Term Loan Advances were prepaid at the time of measurement) plus the Qualified Cash A/P Amount; provided that, upon (i) achievement of the Approval Milestone and (ii) the effectiveness of the Performance Covenant, Borrower shall at all times maintain Unrestricted Cash in an amount not less than 20% of the aggregate outstanding Secured Obligations (inclusive of any Prepayment Charge and End of Term Charge that would be due and owing if the outstanding Term Loan Advances were prepaid at the time of measurement) plus the Qualified Cash A/P Amount; provided, further, that the outstanding Term Loan Advances shall include, for the avoidance of doubt, any principal that has been added to the principal balance of such Term Loan Advances pursuant to Section 2.2(h)(ii)).
(ii)If Borrower makes any cash payment in respect of the principal of Permitted Convertible Debt, subject to satisfaction of the Redemption

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Conditions, Borrower shall, at all times thereafter, maintain Unrestricted Cash in the amount required by the defined term “Redemption Conditions”.
(b)Conditional Performance Covenant. Beginning on the Performance Covenant Trigger Date, tested on a monthly basis from and after such date, Borrower shall be required to comply with at least one of the following requirements (it being understood and agreed that Borrower shall be permitted to switch on a month to month basis from one such requirement to another, such that compliance with one such requirement in one month will not preclude Borrower from complying with another such requirement in a subsequent month):
(i)as of the last date of each month, Borrower’s T3M Net Product Revenue shall be no less than 60% of the projected T3M Net Product Revenue for the trailing three-month period most recently then ended as set forth in the Forecast, provided that for the avoidance of doubt, projected T3M Net Product Revenue shall not be $0;
(ii)at all times during the maintenance period beginning on the first day of such month through and including the date on which Borrower has delivered the financial statements in accordance with Section 7.1(a) and the Compliance Certificate for such month in accordance with Section 7.1(d) to Agent, Borrower shall maintain (A) a Market Capitalization of at least $1,200,000,000 and (B) Unrestricted Cash in an amount not less than 50% of the aggregate outstanding Secured Obligations (inclusive of any Prepayment Charge and End of Term Charge that would be due and owing if the outstanding Term Loan Advances were prepaid at the time of measurement) plus the Qualified Cash A/P Amount; and
(iii)at all times during the maintenance period beginning on the first day of such month through and including the date on which Borrower has delivered the financial statements in accordance with Section 7.1(a) and the Compliance Certificate for such month in accordance with Section 7.1(d) to Agent, Borrower shall maintain Unrestricted Cash in an amount not less than 85% of the aggregate outstanding Secured Obligations (inclusive of any Prepayment Charge and End of Term Charge that would be due and owing if the outstanding Term Loan Advances were prepaid at the time of measurement) plus the Qualified Cash A/P Amount;
provided that the outstanding Term Loan Advances shall include, for the avoidance of doubt, any principal that has been added to the principal balance of such Term Loan Advances pursuant to Section 2.2(h)(ii)).
1.23[reserved]
1.24Regulatory and Product Notices. Borrower shall within three (3) Business Days after the receipt or occurrence thereof notify Agent of:
(a)any written notice from a governmental authority received by Borrower or its Subsidiaries alleging potential or actual violations of any Public Health Law by Borrower or its Subsidiaries;
(b)any written notice from a governmental authority that the FDA (or international equivalent) is limiting, suspending or revoking any Registration (including, but not limited to, by the issuance of a clinical hold);

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(c)any written notice from a governmental authority that Borrower or its Subsidiaries has become subject to any Regulatory Action;
(d)the exclusion or debarment from any governmental healthcare program or debarment or disqualification by FDA (or international equivalent) of Borrower or its Subsidiaries or its or their authorized officers;
(e)any notice from a governmental authority that Borrower or any Subsidiary, or any of their licensees or sublicensees (including licensees or sublicensees under any material agreement), is being investigated or is the subject of any allegation of potential or actual violations of any Federal Health Care Program Laws;
(f)any written notice from a governmental authority that any product of Borrower or its Subsidiaries has been seized, withdrawn, recalled, detained, or subject to a suspension of manufacturing, or the commencement of any proceedings in the United States of America or any other jurisdiction seeking the seizure, withdrawal, recall, import detention, or suspension of manufacturing, of any Product are pending or threatened in writing against Borrower or its Subsidiaries; or
(g)narrowing or limiting the scope of marketing authorization or the labeling of the Products of Borrower and its Subsidiaries under any such Registration.
except, in each case of (a) through (g) above, where such action would not reasonably be expected to have, either individually or in the aggregate, Material Regulatory Liabilities.
SECTION 8RIGHT TO INVEST
1.1Borrower shall give timely prior written notice to Agent of each Subsequent Financing and shall use commercially reasonable efforts to permit the Lenders or their Affiliates, or permitted assignees of the Loans hereunder or nominees of the Lenders or their Affiliates, to participate in any Subsequent Financings in an aggregate amount as the underwriters for such Subsequent Financing may determine (in their sole discretion) and on substantially the same terms, conditions and pricing afforded to others participating in any such Subsequent Financing (subject to compliance with applicable securities laws and regulations). This Section 8.1, and all rights and obligations granted hereunder, shall automatically terminate the earliest to occur of (a) termination of the security interest granted pursuant to Section 3.1 of this Agreement, and (b) Borrower having previously extended two (2) such offers to permit the Lenders or their Affiliates, or permitted assignees of the Loans hereunder or nominees of the Lenders or their Affiliates, to participate in Subsequent Financings.
SECTION 9EVENTS OF DEFAULT
The occurrence of any one or more of the following events shall be an Event of Default:
1.1Payments. Borrower fails to pay any amount due under this Agreement or any of the other Loan Documents on the due date; provided, however, that an Event of Default shall not occur on account of a failure to pay) above due solely to an administrative or operational error of Agent or the Lenders or Borrower’s bank if Borrower had the funds to make the payment when due and makes the payment within three (3) Business Days following Borrower’s knowledge of such failure to pay; or
1.2Covenants. Borrower breaches or defaults in the performance of any covenant or Secured Obligation under this Agreement, or any of the other Loan Documents or any other agreement among Borrower, Agent and the Lenders, and (a) with respect to a default under any

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covenant under this Agreement (other than under Sections 4.4, 6, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.12, 7.14, 7.15, 7.16, 7.17, 7.18, 7.19, 7.22 and 7.24), any other Loan Document, or any other agreement among Borrower, Agent and the Lenders, such default continues for more than twenty (20) days after the earlier of the date on which (i) Agent or the Lenders has given notice of such default to Borrower or (ii) Borrower has actual knowledge of such default or (b) with respect to a default under any of Sections 4.4, 6, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.12, 7.14, 7.15, 7.16, 7.17, 7.18, 7.19, 7.22 and 7.24 the occurrence of such default; or
1.3Material Adverse Effect. A circumstance has occurred that could reasonably be expected to have a Material Adverse Effect; provided that the occurrence of the following, individually, shall not, in and of itself, constitute a "Material Adverse Effect" hereunder: (i) the failure to achieve any Milestone, (ii) adverse results or delays with respect to, or the failure to achieve, any clinical or non-clinical trial goals or objectives, (iii) the denial, delay or limitation or qualification of approval of the FDA or other regulatory agency with respect to any proposed drug or other Borrower Products, or (iv) any revisions to or termination of a strategic alliance, joint venture, co-promotion, co-commercialization or co-development agreements or license arrangement maintained by Borrower so long as the same does not affect the ability of Borrower to perform or pay the Secured Obligations in accordance with the terms of the Loan Documents; or
1.4 Representations. Any representation or warranty made by Borrower in any Loan Document shall have been false or misleading in any material respect when made or when deemed made; or
1.5Insolvency. Borrower (a) (i) shall be unable to pay its debts (including trade debts) as they become due, or be unable to pay or perform under the Loan Documents, (ii) shall fail to maintain assets with a fair saleable value that exceeds the fair value of such Borrower’s liabilities, (iii) shall maintain an unreasonably small amount of capital with which to conduct its business, or (iv) shall otherwise become insolvent; or (b) (i) shall make an assignment for the benefit of creditors; or (ii) shall file a voluntary petition in bankruptcy, or (iii) shall file any petition, answer, or document seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation pertinent to such circumstances; or (iv) shall seek or consent to or acquiesce in the appointment of any trustee, receiver, or liquidator of Borrower or of all or any substantial part (i.e., 33-1/3% or more) of the assets or property of Borrower; or (v) shall cease operations of its business as its business has normally been conducted, or terminate substantially all of its employees; or (vi) Borrower or its directors or majority shareholders shall take any action initiating any of the foregoing actions described in clauses (i) through (v); or (c) either (i) forty five (45) days shall have expired after the commencement of an involuntary action against Borrower seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, without such action being dismissed or all orders or proceedings thereunder affecting the operations or the business of Borrower being stayed; or (ii) a stay of any such order or proceedings shall thereafter be set aside and the action setting it aside shall not be timely appealed; or (iii) Borrower shall file any answer admitting or not contesting the material allegations of a petition filed against Borrower in any such proceedings; or (iv) the court in which such proceedings are pending shall enter a decree or order granting the relief sought in any such proceedings; or (v) forty five (45) days shall have expired after the appointment, without the consent or acquiescence of Borrower, of any trustee, receiver or liquidator of Borrower or of all or any substantial part of the properties of Borrower without such appointment being vacated; or
1.6Attachments; Judgments. Any portion of Borrower’s assets is attached or seized, or a levy is filed against any such assets, or a judgment or judgments is/are entered for the payment of money (not covered by independent third party insurance as to which liability has not

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been rejected by such insurance carrier), individually or in the aggregate, of at least $1,000,000, or Borrower is enjoined or in any way prevented by court order from conducting any part of its business; or
1.7Other Obligations. The occurrence of any default under any agreement or obligation of Borrower involving any Indebtedness in excess of $1,000,000, the effect of which default is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity.
SECTION 10REMEDIES
1.1General. Upon the occurrence of any one or more Events of Default that is continuing, Agent may, and at the direction of the Required Lenders shall, accelerate and demand payment of all or any part of the Secured Obligations together with the applicable Prepayment Charge and declare them to be immediately due and payable (provided, that upon the occurrence of an Event of Default of the type described in Section 9.5 that is continuing, all of the Secured Obligations (including, without limitation, the Prepayment Charge and the End of Term Charge) shall automatically be accelerated and made due and payable, in each case without any further notice or act). Borrower hereby irrevocably appoints Agent as its lawful attorney-in-fact to:  (a) exercisable following the occurrence of an Event of Default that is continuing, (i) sign Borrower’s name on any invoice or bill of lading for any account or drafts against account debtors; (ii) demand, collect, sue, and give releases to any account debtor for monies due, settle and adjust disputes and claims about the accounts directly with account debtors, and compromise, prosecute, or defend any action, claim, case, or proceeding about any Collateral (including filing a claim or voting a claim in any bankruptcy case in Agent’s or Borrower’s name, as Agent may elect); (iii) make, settle, and adjust all claims under Borrower’s insurance policies; (iv) pay, contest or settle any Lien, charge, encumbrance, security interest, or other claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (v) transfer the Collateral into the name of Agent or a third party as the UCC permits; and (vi) receive, open and dispose of mail addressed to Borrower; and (b) regardless of whether an Event of Default has occurred, (i) endorse Borrower’s name on any checks, payment instruments, or other forms of payment or security; and (ii) notify all account debtors to pay Agent directly.  Borrower hereby appoints Agent as its lawful attorney-in-fact to sign Borrower’s name on any documents necessary to perfect or continue the perfection of Agent’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Secured Obligations have been satisfied in full and the Loan Documents have been terminated.  Agent’s foregoing appointment as Borrower’s attorney in fact, and all of Agent’s rights and powers, coupled with an interest, are irrevocable until all Secured Obligations have been fully repaid and performed and the Loan Documents have been terminated. Following the occurrence of an Event of Default that is continuing, Agent may, and at the direction of the Required Lenders shall, exercise all rights and remedies with respect to the Collateral under the Loan Documents or otherwise available to it under the UCC and other applicable law, including the right to release, hold, sell, lease, liquidate, collect, realize upon, or otherwise dispose of all or any part of the Collateral and the right to occupy, utilize, process and commingle the Collateral. All Agent’s rights and remedies shall be cumulative and not exclusive.
1.2Collection; Foreclosure. Upon the occurrence and during the continuance of any Event of Default, Agent may, and at the direction of the Required Lenders shall, at any time or from time to time, apply, collect, liquidate, sell in one or more sales, lease or otherwise dispose of, any or all of the Collateral, in its then condition or following any commercially reasonable preparation or processing, in such order as Agent may elect. Any such sale may be made either at public or private sale at its place of business or elsewhere. Borrower agrees that any such public or private sale may occur upon ten (10) calendar days’ prior written notice to Borrower.

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Agent may require Borrower to assemble the Collateral and make it available to Agent at a place designated by Agent that is reasonably convenient to Agent and Borrower. The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be applied by Agent in the following order of priorities:
First, to Agent and the Lenders in an amount sufficient to pay in full Agent’s and the Lenders’ reasonable costs and professionals’ and advisors’ fees and expenses as described in Section 11.12;
Second, to the Lenders in an amount equal to the then unpaid amount of the Secured Obligations (including principal, interest, and the Default Rate interest), in such order and priority as Agent may choose in its sole discretion; and
Finally, after the full and final payment in cash of all of the Secured Obligations (other than inchoate obligations), to any creditor holding a junior Lien on the Collateral, or to Borrower or its representatives or as a court of competent jurisdiction may direct.
Agent shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it complies with the obligations of a secured party under the UCC.
1.3No Waiver. Agent shall be under no obligation to marshal any of the Collateral for the benefit of Borrower or any other Person, and Borrower expressly waives all rights, if any, to require Agent to marshal any Collateral.
1.4Cumulative Remedies. The rights, powers and remedies of Agent hereunder shall be in addition to all rights, powers and remedies given by statute or rule of law and are cumulative. The exercise of any one or more of the rights, powers and remedies provided herein shall not be construed as a waiver of or election of remedies with respect to any other rights, powers and remedies of Agent.
SECTION 11MISCELLANEOUS
1.1Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent and duration of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
1.2Notice. Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, service of process or other communication (including the delivery of Financial Statements) that is required, contemplated, or permitted under the Loan Documents or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given, delivered, and received upon the earlier of: (i) the day of transmission by electronic mail or hand delivery or delivery by an overnight express service or overnight mail delivery service; or (ii) the third calendar day after deposit in the United States of America mails, with proper first class postage prepaid, in each case addressed to the party to be notified as follows:
(a)If to Agent:
HERCULES CAPITAL, INC.
Legal Department
Attention: Chief Legal Officer, Bryan Jadot, Jeff Ralto and Michael Dutra

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400 Hamilton Avenue, Suite 310
Palo Alto, CA 94301
email: legal@htgc.com, bjadot@htgc.com, jralto@htgc.com and mdutra@htgc.com
Telephone: 650-289-3060
(b)If to the Lenders:
HERCULES CAPITAL, INC.
Legal Department
Attention: Chief Legal Officer, Bryan Jadot, Jeff Ralto and Michael Dutra
400 Hamilton Avenue, Suite 310
Palo Alto, CA 94301
email: legal@htgc.com, bjadot@htgc.com, jralto@htgc.com and mdutra@htgc.com
Telephone: 650-289-3060

(c)If to Borrower:
REPLIMUNE GROUP, INC.
Attention: Philip Astley-Sparke, CEO
500 Unicorn Park Dr. 3rd Floor
Woburn, MA, 01801
email: philip@replimune.com
Telephone: 857-998-9552
or to such other address as each party may designate for itself by like notice.
1.3Entire Agreement; Amendments.
(a)This Agreement and the other Loan Documents constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and thereof, and supersede and replace in their entirety any prior proposals, term sheets, non-disclosure or confidentiality agreements, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof or thereof (including Agent’s proposal letter dated September 7, 2022, and the Non-Disclosure Agreement).
(b)Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 11.3(b). The Required Lenders and Borrower party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Agent and Borrower party to the relevant Loan Document may, from time to time, (i) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of Borrower hereunder or thereunder or (ii) waive, on such terms and conditions as the Required Lenders or the Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (A) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest or fee payable hereunder) or extend the scheduled date of any payment thereof, in each

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case without the written consent of each Lender directly affected thereby; (B) eliminate or reduce the voting rights of any Lender under this Section 11.3(b) without the written consent of such Lender; (C) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by Borrower of any of its rights and obligations under this Agreement and the other Loan Documents (except as otherwise permitted herein), release all or substantially all of the Collateral or release a Borrower from its obligations under the Loan Documents (except as otherwise permitted herein), in each case without the written consent of all Lenders; or (D) amend, modify or waive any provision of Section 11.18 or Addendum 3 without the written consent of the Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each Lender and shall be binding upon Borrower, the Lender, the Agent and all future holders of the Loans.
1.4No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.
1.5No Waiver. The powers conferred upon Agent and the Lenders by this Agreement are solely to protect its rights hereunder and under the other Loan Documents and its interest in the Collateral and shall not impose any duty upon Agent or the Lenders to exercise any such powers. No omission or delay by Agent or the Lenders at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by Borrower at any time designated, shall be a waiver of any such right or remedy to which Agent or the Lenders is entitled, nor shall it in any way affect the right of Agent or the Lenders to enforce such provisions thereafter.
1.6Survival. All agreements, representations and warranties contained in this Agreement and the other Loan Documents or in any document delivered pursuant hereto or thereto shall be for the benefit of Agent and the Lenders and shall survive the execution and delivery of this Agreement. Sections 6.3 and 11.15 shall survive the termination of this Agreement.
1.7Successors and Assigns. The provisions of this Agreement and the other Loan Documents shall inure to the benefit of and be binding on Borrower and its permitted assigns (if any). Borrower shall not assign its obligations under this Agreement or any of the other Loan Documents without Agent’s express prior written consent, and any such attempted assignment shall be void and of no effect. Agent and the Lenders may not assign, transfer, or endorse its rights hereunder and under the other Loan Documents without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed); provided that (i) no such consent shall be required for any such assignment, transfer or endorsement (x) after the occurrence of an Event of Default that is continuing, or (y) to Agent or a Lender or Affiliate of any Lender or Agent, and all of such rights shall inure to the benefit of Agent’s and the Lenders’ successors and permitted assigns. Notwithstanding the foregoing, (x) no such assignment, transfer or endorsement may be made to any direct competitor of Borrower unless an Event of Default shall have occurred and be continuing, (y) in connection with any assignment by a Lender as a result of a forced divestiture at the request of any regulatory agency, the restrictions set forth herein shall not apply and Agent and the Lenders may assign, transfer or indorse its rights hereunder and under the other Loan Documents to any Person or party, and (z) in connection with a Lender’s own financing or securitization transactions, the restrictions set forth herein shall not apply and Agent and the Lenders may assign, transfer or endorse its rights hereunder and under the other Loan Documents to any Person or party providing such financing or formed to undertake such securitization transaction and any transferee of such Person or party

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upon the occurrence of a default, event of default or similar occurrence with respect to such financing or securitization transaction; provided that no such sale, transfer, pledge or assignment under this clause (z) shall release such Lender from any of its obligations hereunder or substitute any such Person or party for such Lender as a party hereto until Agent shall have received and accepted an effective assignment agreement from such Person or party in form satisfactory to Agent executed, delivered and fully completed by the applicable parties thereto, and shall have received such other information regarding such assignee as Agent reasonably shall require. The Agent, acting solely for this purpose as an agent of Borrower, shall maintain at one of its offices in the United States a register for the recordation of the names and addresses of the Lender(s), and the Term Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Borrower, the Agent and the Lender(s) shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
1.8Participations. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register. Borrower agrees that each participant shall be entitled to the benefits of the provisions in Addendum 1 attached hereto (subject to the requirements and limitations therein, including the requirements under Section 7 of Addendum 1 attached hereto (it being understood that the documentation required under Section 7 of Addendum 1 attached hereto shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.7; provided that such participant shall not be entitled to receive any greater payment under Addendum 1 attached hereto, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in law that occurs after the participant acquired the applicable participation.
1.9Governing Law. This Agreement and the other Loan Documents (other than the English Security Documents) shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.
1.10Consent to Jurisdiction and Venue. All judicial proceedings (to the extent that the reference requirement of Section 11.11 is not applicable) arising in or under or related to this Agreement or any of the other Loan Documents may be brought in any state or federal court located in the State of New York. By execution and delivery of this Agreement, each party hereto generally and unconditionally: (a) consents to nonexclusive personal jurisdiction in New York County, State of New York; (b) waives any objection as to jurisdiction or venue in the New York County, State of New York; (c) agrees not to assert any defense based on lack of

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jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement or the other Loan Documents. Service of process on any party hereto in any action arising out of or relating to this Agreement shall be effective if given in accordance with the requirements for notice set forth in Section 11.2, and shall be deemed effective and received as set forth in Section 11.2. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.
1.11Mutual Waiver of Jury Trial.
(a)Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert Person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. EACH OF BORROWER, AGENT AND THE LENDERS SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY BORROWER AGAINST AGENT, THE LENDERS OR THEIR RESPECTIVE ASSIGNEE OR BY AGENT, THE LENDERS OR THEIR RESPECTIVE ASSIGNEE AGAINST BORROWER. This waiver extends to all such Claims, including Claims that involve Persons other than Agent, Borrower and the Lenders; Claims that arise out of or are in any way connected to the relationship among Borrower, Agent and the Lenders; and any Claims for damages, breach of contract, tort, specific performance, or any equitable or legal relief of any kind, arising out of this Agreement, any other Loan Document.
(b)[reserved]
(c)[reserved]
1.12Professional Fees. Borrower promises to pay Agent’s and the Lenders’ reasonable and documented fees and out-of-pocket expenses necessary to finalize the loan documentation, including but not limited to reasonable and documented attorneys’ fees, UCC searches, filing costs, and other miscellaneous out-of-pocket expenses. In addition, Borrower promises to pay any and all reasonable and documented attorneys’ and other professionals’ fees and out of pocket expenses incurred by Agent and the Lenders after the Closing Date in connection with or related to: (a) the Loan; (b) the administration, collection, or enforcement of the Loan; (c) the amendment or modification of the Loan Documents; (d) any waiver, consent, release, or termination under the Loan Documents; (e) the protection, preservation, audit, field exam, sale, lease, liquidation, or disposition of Collateral or the exercise of remedies with respect to the Collateral; (f) any legal, litigation, administrative, arbitration, or out of court proceeding in connection with or related to Borrower or the Collateral, and any appeal or review thereof; and (g) any bankruptcy, restructuring, reorganization, assignment for the benefit of creditors, workout, foreclosure, or other action related to Borrower, the Collateral, the Loan Documents, including representing Agent or the Lenders in any adversary proceeding or contested matter commenced or continued by or on behalf of Borrower’s estate, and any appeal or review thereof.
1.13Confidentiality. Agent and the Lenders acknowledge that certain items of Collateral and information provided to Agent and the Lenders by Borrower are confidential and proprietary information of Borrower, if and to the extent such information either (x) is marked as confidential by Borrower at the time of disclosure, or (y) should reasonably be understood to be confidential (the “Confidential Information”). Accordingly, Agent and the Lenders agree that any Confidential Information it may obtain in the course of acquiring, administering, or perfecting Agent’s security interest in the Collateral shall not be disclosed to any other Person or

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entity in any manner whatsoever, in whole or in part, without the prior written consent of Borrower, except that Agent and the Lenders may disclose any such information: (a) to its Affiliates and its partners, investors, lenders, directors, officers, employees, agents, advisors, counsel, accountants, counsel, representative and other professional advisors if Agent or the Lenders in their sole discretion determines that any such party should have access to such information in connection with such party’s responsibilities in connection with the Loan or this Agreement and, provided that such recipient of such Confidential Information either (i) agrees to be bound by the confidentiality provisions of this paragraph or (ii) is otherwise subject to confidentiality restrictions that reasonably protect against the disclosure of Confidential Information; (b) if such information is generally available to the public or to the extent such information becomes publicly available other than as a result of a breach of this Section or becomes available to Agent or any Lender, or any of their respective Affiliates on a non-confidential basis from a source other than the Borrower; (c) if required or appropriate in any report, statement or testimony submitted to any governmental authority having or claiming to have jurisdiction over Agent or the Lenders and any rating agency; (d) if required or appropriate in response to any summons or subpoena or in connection with any litigation, to the extent permitted or deemed advisable by Agent’s or the Lenders’ counsel; (e) to comply with any legal requirement or law applicable to Agent or the Lenders or demanded by any governmental authority; (f) to the extent reasonably necessary in connection with the exercise of, or preparing to exercise, or the enforcement of, or preparing to enforce, any right or remedy under any Loan Document (including Agent’s sale, lease, or other disposition of Collateral after an Event of Default), or any action or proceeding relating to any Loan Document; (g) to any participant or assignee of Agent or the Lenders permitted hereunder or any prospective participant or assignee permitted hereunder, provided, that such participant or assignee or prospective participant or assignee is subject to confidentiality restrictions that reasonably protect against the disclosure of Confidential Information; (h) to any investor or potential investor (and each of their respective Affiliates or clients) in the Agent or the Lenders (or each of their respective Affiliates); provided that such investor, potential investor, Affiliate or client is subject to confidentiality obligations with respect to the Confidential Information; (i) otherwise to the extent consisting of general portfolio information that does not identify Borrower; or (j) otherwise with the prior consent of Borrower; provided, that any disclosure made in violation of this Agreement shall not affect the obligations of Borrower or any of its Affiliates or any guarantor under this Agreement or the other Loan Documents. Agent’s and the Lenders’ obligations under this Section 11.13 shall supersede all of their respective obligations under the Non-Disclosure Agreement.
1.14Assignment of Rights. Borrower acknowledges and understands that Agent or the Lenders may, subject to (and in compliance with) Section 11.7, sell and assign all or part of its interest hereunder and under the Loan Documents to any Person or entity (an “Assignee”). After such assignment the term “Agent” or “Lender” as used in the Loan Documents shall mean and include such Assignee, and such Assignee shall be vested with all rights, powers and remedies of Agent and the Lenders hereunder with respect to the interest so assigned; but with respect to any such interest not so transferred, Agent and the Lenders shall retain all rights, powers and remedies hereby given. No such assignment by Agent or the Lenders shall relieve Borrower of any of its obligations hereunder. Each Lender agrees that in the event of any transfer by it of the promissory note(s) (if any), it will endorse thereon a notation as to the portion of the principal of the promissory note(s), which shall have been paid at the time of such transfer and as to the date to which interest shall have been last paid thereon.
1.15Revival of Secured Obligations. This Agreement and the Loan Documents shall remain in full force and effect and continue to be effective if any petition is filed by or against Borrower for liquidation or reorganization, if Borrower becomes insolvent or makes an assignment for the benefit of creditors, if a receiver or trustee is appointed for all or any significant part of Borrower’s assets, or if any payment or transfer of Collateral is recovered from Agent or the Lenders. The Loan Documents and the Secured Obligations and Collateral

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security shall continue to be effective, or shall be revived or reinstated, as the case may be, if at any time payment and performance of the Secured Obligations or any transfer of Collateral to Agent, or any part thereof is rescinded, avoided or avoidable, reduced in amount, or must otherwise be restored or returned by, or is recovered from, Agent, the Lenders or by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment, performance, or transfer of Collateral had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, avoided, avoidable, restored, returned, or recovered, the Loan Documents and the Secured Obligations shall be deemed, without any further action or documentation, to have been revived and reinstated except to the extent of the full, final, and indefeasible payment to Agent or the Lenders in cash.
1.16Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic mail transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with Borrower and Agent. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, the California Uniform Electronics Transactions Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
1.17No Third Party Beneficiaries. No provisions of the Loan Documents are intended, nor will be interpreted, to provide or create any third-party beneficiary rights or any other rights of any kind in any Person other than Agent, the Lenders and Borrower unless specifically provided otherwise herein, and, except as otherwise so provided, all provisions of the Loan Documents will be personal and solely among Agent, the Lenders and Borrower.
1.18Agency. Agent and each Lender hereby agree to the terms and conditions set forth on Addendum 3 attached hereto. Borrower acknowledges and agrees to the terms and conditions set forth on Addendum 3 attached hereto.
1.19Publicity. None of the parties hereto nor any of its respective member businesses and Affiliates shall, without the other parties’ prior written consent (which shall not be unreasonably withheld or delayed), publicize or use (a) the other party’s name (including a brief description of the relationship among the parties hereto), logo or hyperlink to such other parties’ web site, separately or together, in written and oral presentations, advertising, promotional and marketing materials, client lists, public relations materials or on its web site (together, the “ Publicity Materials”); (b) the names of officers of such other parties in the Publicity Materials; and (c) such other parties’ name, trademarks, servicemarks in any news or press release concerning such party; provided however, notwithstanding anything to the contrary herein, no such consent shall be required (i) to the extent necessary to comply with the requests of any regulators, legal requirements or laws applicable to such party, pursuant to any listing agreement with any national securities exchange (so long as such party provides prior notice to the other party hereto to the extent reasonably practicable) and (ii) to comply with Section 11.13.
1.20Multiple Borrowers. Each Borrower hereby agrees to the terms and conditions set forth on Addendum 4 attached hereto.

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1.21Consent to Bail-In: Notwithstanding any other term of any Loan Document or any other agreement, arrangement or understanding between the parties, each party acknowledges and accepts that any liability of any party to any other party under or in connection with the Loan Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:
(a)any Bail-In Action in relation to any such liability, including (without limitation):
(i)a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;
(ii)a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and
(iii)a cancellation of any such liability; and
(b)a variation of any term of any Loan Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.
(SIGNATURES TO FOLLOW)

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IN WITNESS WHEREOF, Borrower, Agent and the Lenders have duly executed and delivered this Loan and Security Agreement as of the day and year first above written.

BORROWER:
REPLIMUNE GROUP, INC.
Signature:
Print Name:
Title:

REPLIMUNE, INC.
Signature:
Print Name:
Title:

REPLIMUNE LIMITED
Signature:
Print Name:
Title:

[Signature Page to Loan and Security Agreement (Hercules/Replimune)]

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AGENT:
HERCULES CAPITAL, INC
Signature:
Print Name:	Seth Meyer
Title:	Chief Financial Officer

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LENDERS:
HERCULES CAPITAL, INC.
Signature:
Print Name:	Seth Meyer
Title:	Chief Financial Officer

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LENDERS:
HERCULES PRIVATE GLOBAL VENTURE GROWTH FUND I L.P. By: Hercules Adviser LLC, its Investment Adviser
Signature:
Print Name:	Seth Meyer
Title:	Authorised Signatory

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Table of Addenda, Exhibits and Schedules
Addendum 1: Addendum 2:	Taxes; Increased Costs Reserved
Addendum 3:	Agent and Lender Terms
Addendum 4:	Multiple Borrower Terms
Exhibit A:	Advance Request Attachment to Advance Request
Exhibit B:	Name, Locations, and Other Information for Borrower
Exhibit C:	Reserved
Exhibit D:	Borrower’s Deposit Accounts and Investment Accounts
Exhibit E:	Compliance Certificate
Exhibit F:	Joinder Agreement
Exhibit G:	ACH Debit Authorization Agreement
Exhibit H-1:	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit H-2:	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit H-3:	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit H-4:	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Schedule 1.1	Commitments
Schedule 1	Subsidiaries
Schedule 1A	Existing Permitted Indebtedness
Schedule 1B	Existing Permitted Investments
Schedule 1C Schedule 4.4	Existing Permitted Liens Post-Closing Deliverables
Schedule 5.3	Consents, Etc.

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Schedule 5.8	Tax Matters
Schedule 5.9	Current Company IP Claims
Schedule 5.10	Current Company IP
Schedule 5.11	Borrower Products
Schedule 5.14	Capitalization

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ADDENDUM 1 to LOAN AND SECURITY AGREEMENT
TAXES; INCREASED COSTS
1.    Defined Terms. For purposes of this Addendum 1:
a.    “Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
b.    “Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (A) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (B) that are Other Connection Taxes, (ii) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Term Commitment pursuant to a law in effect on the date on which (A) such Lender acquires such interest in the Loan or Term Commitment or (B) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2 or Section 4 of this Addendum 1, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (iii) Taxes attributable to such Recipient’s failure to comply with Section 7 of this Addendum 1, (iv) any withholding Taxes imposed under FATCA, and (v) so long as no Event of Default has occurred, any UK Withholding Tax imposed on interest payable to or for the account of an assignee of a Lender with respect to an applicable interest in a Term Commitment under Section 11.7 to the extent such assignee was not (assuming completion of all relevant procedural formalities) entitled to an exemption from or reduction of UK Withholding Tax with respect to the relevant payment based on the circumstances existing at the time of the relevant assignment.
c.    “FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among governmental authorities and implementing such Sections of the Code.
d.    “Foreign Lender” means a Lender that is not a U.S. Person.
e.    “Indemnified Taxes” means (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower under any Loan Document and (ii) to the extent not otherwise described in clause (i), Other Taxes.

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f.    “Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
g.    “Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.
h.    “Recipient” means the Agent or any Lender, as applicable.
i.    “Withholding Agent” means Borrower and the Agent.
2.    Payments Free of Taxes. Any and all payments by or on account of any obligation of Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant governmental authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2 or Section 4 of this Addendum 1) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
3.    Payment of Other Taxes by Borrower. Borrower shall timely pay to the relevant governmental authority in accordance with applicable law, or at the option of the Agent timely reimburse it for the payment of, any Other Taxes.
4.    Indemnification by Borrower. Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under Section 2 of this Addendum 1 or this Section 4) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant governmental authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. In addition, Borrower agrees to pay, and to save the Agent and any Lender harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes (excluding taxes imposed on or measured by the net income of the Agent or such Lender) that may be payable or determined to be payable with respect to any of the Collateral or this Agreement.

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5.    Indemnification by the Lenders. Each Lender shall severally indemnify the Agent, within 10 days after demand therefor, for (a) any Indemnified Taxes attributable to such Lender (but only to the extent that Borrower has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of Borrower to do so), (b) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.8 of the Agreement relating to the maintenance of a Participant Register and (c) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant governmental authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Agent to the Lender from any other source against any amount due to the Agent under this Section 5.
6.    Evidence of Payments. As soon as practicable after any payment of Taxes by Borrower to a governmental authority pursuant to the provisions of this Addendum 1, Borrower shall deliver to the Agent the original or a certified copy of a receipt issued by such governmental authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.
7.    Status of Lenders.
a.    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower and the Agent (or submit to the appropriate tax authority, as applicable), at the time or times reasonably requested by Borrower or the Agent, such properly completed and executed documentation reasonably requested by Borrower or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower or the Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower or the Agent as will enable Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 7(b)(i), 7(b)(ii) and 7(b)(iv) of this Addendum 1) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Notwithstanding anything to the contrary herein, a Lender shall be deemed to have satisfied the requirements of this Section 7 in respect of any deduction or withholding for or on account of tax imposed by the United Kingdom if such Lender has either (x) notified Borrower or Agent of its passport number under the HMRC treaty passport scheme (and for the avoidance of doubt, the provision by a Lender of its HMRC treaty passport scheme number in Schedule 1.1 hereto shall satisfy this requirement); or (y) submitted an application for withholding tax relief under the applicable income tax treaty to the appropriate tax authority, in each case without regard to whether any document required from HMRC has been obtained.
b.    Without limiting the generality of the foregoing, in the event that Borrower is a U.S. Person,

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i.    any Lender that is a U.S. Person shall deliver to Borrower and the Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or the Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
ii.    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or the Agent), whichever of the following is applicable:
A.    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
B.    executed copies of IRS Form W-8ECI;
C.    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or
D.    to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;

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iii.    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or the Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower or the Agent to determine the withholding or deduction required to be made; and
iv.    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower and the Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or the Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or the Agent as may be necessary for Borrower and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
c.    Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and the Agent in writing of its legal inability to do so.
8.    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to the provisions of this Addendum 1 (including by the payment of additional amounts pursuant to the provisions of this Addendum 1), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under the provisions of this Addendum 1 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant governmental authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 8 (plus any penalties, interest or other charges imposed by the relevant governmental authority) in the event that such indemnified party is required to repay such refund to such governmental authority. Notwithstanding anything to the contrary in this Section 8, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 8 the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification

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payments or additional amounts with respect to such Tax had never been paid. This Section 8 shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
9.    Increased Costs. If any change in applicable law shall subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (ii) through (iv) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, and the result shall be to increase the cost to such Recipient of making, converting to, continuing or maintaining any Term Loan or of maintaining its obligation to make any such Loan, or to reduce the amount of any sum received or receivable by such Recipient (whether of principal, interest or any other amount), then, upon the request of such Recipient, Borrower will pay to such Recipient such additional amount or amounts as will compensate such Recipient for such additional costs incurred or reduction suffered.
10.    Survival. Each party’s obligations under the provisions of this Addendum 1 shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Term Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

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ADDENDUM 2 to LOAN AND SECURITY AGREEMENT
[Reserved]

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ADDENDUM 3 to LOAN AND SECURITY AGREEMENT
Agent and Lender Terms
(a)    Each Lender hereby irrevocably appoints Hercules Capital, Inc. to act on its behalf as the Agent hereunder and under the other Loan Documents and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.
(b)    Each Lender agrees to indemnify the Agent in its capacity as such (to the extent not reimbursed by Borrower and without limiting the obligation of Borrower to do so), according to its respective Term Commitment percentages (based upon the total outstanding Term Loan Commitments) in effect on the date on which indemnification is sought under this Addendum 3, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.
(c)    Agent in Its Individual Capacity. The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent and the term “Lender” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each such Person serving as Agent hereunder in its individual capacity.
(d)    Exculpatory Provisions. The Agent shall have no duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Agent shall not:
(i)    be subject to any fiduciary or other implied duties, regardless of whether any Default or any Event of Default has occurred and is continuing;
(ii)    have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Agent is required to exercise as directed in writing by the Lenders, provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or applicable law; and
(iii)    except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and the Agent shall not be liable for the failure to disclose, any information relating to Borrower or any of its Affiliates that is communicated to or obtained by any Person serving as the Agent or any of its Affiliates in any capacity.
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(e)    The Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Lenders or as the Agent shall believe in good faith shall be necessary, under the circumstances or (ii) in the absence of its own gross negligence or willful misconduct.
(f)    The Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent.
(g)    Reliance by Agent. Agent may rely, and shall be fully protected in acting, or refraining to act, upon, any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document that it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of cables, telecopies and telexes, to have been sent by the proper party or parties. In the absence of its gross negligence or willful misconduct, Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to Agent and conforming to the requirements of the Loan Agreement or any of the other Loan Documents. Agent may consult with counsel, and any opinion or legal advice of such counsel shall be full and complete authorization and protection in respect of any action taken, not taken or suffered by Agent hereunder or under any Loan Documents in accordance therewith. Agent shall have the right at any time to seek instructions concerning the administration of the Collateral from any court of competent jurisdiction. Agent shall not be under any obligation to exercise any of the rights or powers granted to Agent by this Agreement, the Loan Agreement and the other Loan Documents at the request or direction of the Lenders unless Agent shall have been provided by the Lenders with adequate security and indemnity against the costs, expenses and liabilities that may be incurred by it in compliance with such request or direction.

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ADDENDUM 4 to LOAN AND SECURITY AGREEMENT
Multiple Borrower Terms
(a)    Borrower’s Agent. Each Borrower hereby irrevocably appoints Parent as its agent, attorney-in-fact and legal representative for all purposes, including requesting disbursement of the Term Loan and receiving account statements and other notices and communications to Borrower (or any of them) from the Agent or any Lender. The Agent may rely, and shall be fully protected in relying, on any request for the Term Loan, disbursement instruction, report, information or any other notice or communication made or given by Parent, whether in its own name or on behalf of one or more of the other Borrowers, and the Agent shall not have any obligation to make any inquiry or request any confirmation from or on behalf of any other Borrower as to the binding effect on it of any such request, instruction, report, information, other notice or communication, nor shall the joint and several character of Borrower’s obligations hereunder be affected thereby.
(b)    Waivers. Each Borrower hereby waives: (i) any right to require the Agent to institute suit against, or to exhaust its rights and remedies against, any other Borrower or any other person, or to proceed against any property of any kind which secures all or any part of the Secured Obligations, or to exercise any right of offset or other right with respect to any reserves, credits or deposit accounts held by or maintained with the Agent or any Indebtedness of the Agent or any Lender to any other Borrower, or to exercise any other right or power, or pursue any other remedy the Agent or any Lender may have; (ii) any defense arising by reason of any disability or other defense of any other Borrower or any guarantor or any endorser, co-maker or other person, or by reason of the cessation from any cause whatsoever of any liability of any other Borrower or any guarantor or any endorser, co-maker or other person, with respect to all or any part of the Secured Obligations, or by reason of any act or omission of the Agent or others which directly or indirectly results in the discharge or release of any other Borrower or any guarantor or any other person or any Secured Obligations or any security therefor, whether by operation of law or otherwise; (iii) any defense arising by reason of any failure of the Agent to obtain, perfect, maintain or keep in force any Lien on, any property of any Borrower or any other person; (iv) any defense based upon or arising out of any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any other Borrower or any guarantor or any endorser, co-maker or other person, including without limitation any discharge of, or bar against collecting, any of the Secured Obligations (including without limitation any interest thereon), in or as a result of any such proceeding. Until all of the Secured Obligations (other than contingent obligations for which no Claim has been made) have been paid, performed, and discharged in full, nothing shall discharge or satisfy the liability of any Borrower hereunder except the full performance and payment of all of the Secured Obligations (other than contingent obligations for which no Claim has been made). If any claim is ever made upon the Agent for repayment or recovery of any amount or amounts received by the Agent in payment of or on account of any of the Secured Obligations, because of any claim that any such payment constituted a preferential transfer or fraudulent conveyance, or for any other reason whatsoever, and the Agent repays all or part of said amount by reason of any judgment, decree or order of any court or administrative body having jurisdiction over the Agent or any of its property, or by reason of any settlement or compromise of any such claim effected by the Agent with any such claimant (including without limitation the any other Borrower), then and in any such event, each Borrower agrees that any such judgment, decree, order, settlement and compromise shall be binding upon such Borrower, notwithstanding any revocation or release of this Agreement or the cancellation of any note or other instrument evidencing
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any of the Secured Obligations, or any release of any of the Secured Obligations, and each Borrower shall be and remain liable to the Agent and the Lenders under this Agreement for the amount so repaid or recovered, to the same extent as if such amount had never originally been received by the Agent or any Lender, and the provisions of this sentence shall survive, and continue in effect, notwithstanding any revocation or release of this Agreement. Each Borrower hereby expressly and unconditionally waives all rights of subrogation, reimbursement and indemnity of every kind against any other Borrower, and all rights of recourse to any assets or property of any other Borrower, and all rights to any collateral or security held for the payment and performance of any Secured Obligations, including (but not limited to) any of the foregoing rights which Borrower may have under any present or future document or agreement with any other Borrower or other person, and including (but not limited to) any of the foregoing rights which any Borrower may have under any equitable doctrine of subrogation, implied contract, or unjust enrichment, or any other equitable or legal doctrine, in each case until the Secured Obligations have been repaid in full.
(c)    Consents. Each Borrower hereby consents and agrees that, without notice to or by Borrower and without affecting or impairing in any way the obligations or liability of Borrower hereunder, the Agent may, from time to time before or after revocation of this Agreement, do any one or more of the following in its sole and absolute discretion: (i) accept partial payments of, compromise or settle, renew, extend the time for the payment, discharge, or performance of, refuse to enforce, and release all or any parties to, any or all of the Secured Obligations; (ii) grant any other indulgence to any Borrower or any other Person in respect of any or all of the Secured Obligations or any other matter; (iii) accept, release, waive, surrender, enforce, exchange, modify, impair, or extend the time for the performance, discharge, or payment of, any and all property of any kind securing any or all of the Secured Obligations or any guaranty of any or all of the Secured Obligations, or on which the Agent at any time may have a Lien, or refuse to enforce its rights or make any compromise or settlement or agreement therefor in respect of any or all of such property; (iv) substitute or add, or take any action or omit to take any action which results in the release of, any one or more other Borrowers or any endorsers or guarantors of all or any part of the Secured Obligations, including, without limitation one or more parties to this Agreement, regardless of any destruction or impairment of any right of contribution or other right of Borrower; and (v) apply any sums received from any other Borrower, any guarantor, endorser, or co-signer, or from the disposition of any Collateral or security, to any Indebtedness whatsoever owing from such person or secured by such Collateral or security, in such manner and order as the Agent determines in its sole discretion, and regardless of whether such Indebtedness is part of the Secured Obligations, is secured, or is due and payable. Each Borrower consents and agrees that the Agent shall be under no obligation to marshal any assets in favor of Borrower, or against or in payment of any or all of the Secured Obligations. Each Borrower further consents and agrees that the Agent shall have no duties or responsibilities whatsoever with respect to any property securing any or all of the Secured Obligations. Without limiting the generality of the foregoing, the Agent shall have no obligation to monitor, verify, audit, examine, or obtain or maintain any insurance with respect to, any property securing any or all of the Secured Obligations.
(d)    Independent Liability. Each Borrower hereby agrees that one or more successive or concurrent actions may be brought hereon against such Borrower, in the same action in which any other Borrower may be sued or in separate actions, as often as deemed advisable by Agent. Each Borrower is fully aware of the financial condition of each other Borrower and is executing and delivering this Agreement based solely upon its own independent investigation of all matters pertinent hereto, and such Borrower is not relying in any manner upon any representation or statement of the Agent or any Lender
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with respect thereto. Each Borrower represents and warrants that it is in a position to obtain, and each Borrower hereby assumes full responsibility for obtaining, any additional information concerning any other Borrower’s financial condition and any other matter pertinent hereto as such Borrower may desire, and such Borrower is not relying upon or expecting the Agent to furnish to it any information now or hereafter in the Agent’s possession concerning the same or any other matter.
(e)    Subordination. All Indebtedness of a Borrower or any Subsidiary of a Borrower now or hereafter arising held by another Borrower or Subsidiary of a Borrower is subordinated to the Secured Obligations and Borrower holding the Indebtedness shall take all actions reasonably requested by Agent to effect, to enforce and to give notice of such subordination and to dispose of any such Indebtedness if the Agent is enforcing over shares in the capital of a Borrower or any Subsidiary or holding company of a Borrower, or if the Indebtedness is held by a Subsidiary of a Borrower, such Borrower shall take all actions reasonably requested by Agent to cause that Borrower to effect, to enforce and to give notice of such subordination and to permit the Agent to dispose of any such Indebtedness if the Agent is enforcing over shares in the capital of a Borrower or any Subsidiary or holding company of a Borrower.
(f)    Service of Process. Each Borrower and Subsidiary that is organized outside of the United States of America Parent as its agent for the purpose of accepting service of any process in the United States of America. Each Borrower shall take all actions, to ensure that such appointment remains effective at all times.

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EXHIBIT A
ADVANCE REQUEST

To:	Agent:	Date: _______, 20[ ]
Hercules Capital, Inc. (the “Agent”) 400 Hamilton Avenue, Suite 310 Palo Alto, CA 94301 email: legal@htgc.com Attn: Chief Legal Officer, Bryan Jadot, Jeff Ralto and Michael Dutra

Replimune Group, Inc., a Delaware corporation (“Borrower”), hereby requests from Hercules Capital, Inc., a Maryland corporation (“Lender”) an Advance in the amount of ________________ Dollars ($ _________) on, ____________, _____ (the “Advance Date”) pursuant to the Loan and Security Agreement among Borrower and other Borrowers party thereto, Agent and the Lender (the “Agreement”). Capitalized words and other terms used but not otherwise defined herein are used with the same meanings as defined in the Agreement.
Please:
(a)    Issue a check payable to Borrower    ______
or
(b)    Wire Funds to Borrower’s account     ______ [IF FILED PUBLICLY, ACCOUNT INFO REDACTED FOR SECURITY PURPOSES]

Bank:
Address:

ABA Number:
Account Number:
Account Name:
Contact Person:
Phone Number To Verify Wire Info:
Email address:

Borrower represents that the conditions precedent to the Advance set forth in the Agreement are satisfied and shall be satisfied upon the making of such Advance, including but not limited to: (i) that no event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing; (ii) that the representations and warranties set forth in the Agreement are and shall be true and correct in all material respects on and as of the Advance Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date; (iii) that Borrower is in compliance with all the terms and provisions set forth in each Loan Document on its part to be observed or performed; and (iv) that as of the Advance Date, no Default or Event of Default has occurred and is continuing under the Loan Documents. Borrower understands and acknowledges

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that Agent has the right to review the financial information supporting this representation and, based upon such review, the Lender may decline to fund the requested Advance if the conditions specified in the Agreement have not been satisfied at such time.
Borrower hereby represents that Borrower’s corporate status and locations have not changed since the date of the Agreement or, if the Attachment to this Advance Request is completed, are as set forth in the Attachment to this Advance Request.
Borrower agrees to notify Agent promptly before the funding of the Loan if any of the matters which have been represented above shall not be true and correct on the Borrowing Date and if Agent has received no such notice before the Advance Date then the statements set forth above shall be deemed to have been made and shall be deemed to be true and correct as of the Advance Date.
Executed as of [    ], 20[ ].

BORROWER: REPLIMUNE GROUP, INC.
SIGNATURE:
TITLE:
PRINT NAME:

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ATTACHMENT TO ADVANCE REQUEST
Dated: _______________
Borrower hereby represents and warrants to Agent that Borrower’s current name and organizational status is as follows:

Name:	Replimune Group, Inc.
Type of organization:	Corporation
State of organization:	Delaware
Organization file number:	6467082

Borrower hereby represents and warrants to Agent that the street addresses, cities, states and postal codes of its current locations are as follows:
500 Unicorn Park Dr., 3rd Floor, Woburn MA 01801
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EXHIBIT B
NAME, LOCATIONS, AND OTHER INFORMATION FOR BORROWER
1. Borrower represents and warrants to Agent that Borrower’s current name and organizational status as of the Closing Date is as follows:

Name:	Replimune Group, Inc.
Type of organization:	Corporation
State of organization:	Delaware
Organization file number:	6467082

Name:	Replimune, Inc.
Type of organization:	Corporation
State of organization:	Delaware
Organization file number:	5711367

Name:	Replimune Limited
Type of organization:	Company
State of organization:	England and Wales
Registered number:	09496393

2. Borrower represents and warrants to Agent that for five (5) years prior to the Closing Date, Borrower did not do business under any other name or organization or form except the following:
N/A
3. Borrower represents and warrants to Agent that its chief executive office is located at:
Parent and Replimune, Inc. - 500 Unicorn Park Dr., 3rd Floor, Woburn MA 01801
Replimune UK - 69 Innovation Drive, Milton Park, Abingdon, Oxfordshire, United Kingdom, OX14 4RQ

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EXHIBIT C
[Reserved]

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EXHIBIT D
Deposit Accounts

Bank Name	Account Number	Branch Address	Company/ Subsidiary	Purpose of Account
Silicon Valley Bank	3301390025	3005 Tasman Dr, Santa Clara, CA 95054	Replimune, Inc. (US)	SVB US Operating Account - 0025
Silicon Valley Bank	3302437787	3005 Tasman Dr, Santa Clara, CA 95054	Replimune, Inc. (US)	Collateral Account for King Street - 7787
Silicon Valley Bank	3302288720	3005 Tasman Dr, Santa Clara, CA 95054	Replimune Group, Inc. (US)	Analysis Checking
Silicon Valley Bank	3302727016	3005 Tasman Dr, Santa Clara, CA 95054	Replimune, Inc. (US)	Collateral Account for Unicorn Park - 7016
Silicon Valley Bank	20126468	Alphabeta, 14-18 Finsbury Square London, GB EC2A 1BR	Replimune Limited (UK)	USD DEPOSIT - 6468
Silicon Valley Bank	20126441	Alphabeta, 14-18 Finsbury Square London, GB EC2A 1BR	Replimune Limited (UK)	GBP DEPOSIT - 6441
Silicon Valley Bank	20126417	Alphabeta, 14-18 Finsbury Square London, GB EC2A 1BR	Replimune Limited (UK)	GBP OPERATING - 6417
Citizens Bank, N.A.	1404939064	1 Citizens Plaza, Providence, RI 02903	Replimune, Inc. (US)	Operating Account
Citibank, N.A.	54187798	1 Post Office Square Boston, MA 02109	Replimune, Inc. (US)	Operating Account

Accounts Holding Investment Property

Account	Identifier	Description	Company/Subsidiary
Capital Advisors Group	CAG4855	Investments	Replimune Securities Corporation

ny-2659060

EXHIBIT E
COMPLIANCE CERTIFICATE
Hercules Capital, Inc. (as “Agent”)
400 Hamilton Avenue, Suite 310
Palo Alto, CA 94301
Reference is made to that certain Loan and Security Agreement dated October 6, 2022 and the Loan Documents (as defined therein) entered into in connection with such Loan and Security Agreement all as may be amended from time to time (hereinafter referred to collectively as the “Loan Agreement”) by and among Hercules Capital, Inc. (the “Agent”), the several banks and other financial institutions or entities from time to time party thereto (collectively, the “Lender”), Replimune Group, Inc., a Delaware corporation (the “Company”), and each other Borrower that is party thereto. All capitalized terms not defined herein shall have the same meaning as defined in the Loan Agreement.
The undersigned is an Officer of the Company, knowledgeable of all Company financial matters, and is authorized to provide certification of information regarding the Company; hereby certifies, in such capacity and not in any individual capacity, that, for the period ending ______________, no fact or condition exists that would (or would, with the passage of time, the giving or notice, or both) constitute a Default or an Event of Default and hereby reaffirms that all representations and warranties contained therein are true and correct on and as of the date of this Compliance Certificate with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, after giving effect in all cases to any standard(s) of materiality contained in the Loan Agreement as to such representations and warranties. Attached are the required documents supporting the above certification. The undersigned further certifies that these are prepared in accordance with GAAP (except for the absence of footnotes with respect to unaudited financial statement and subject to normal year end adjustments) and are consistent from one period to the next except as explained below.

REPORTING REQUIREMENT	REQUIRED	CHECK IF ATTACHED
Interim Financial Statements	Monthly within 30 days
Interim Financial Statements	Quarterly within 45 days
Audited Financial Statements	FYE within 90 days

ACCOUNTS OF BORROWER AND ITS SUBSIDIARIES AND AFFILIATES
The undersigned hereby also confirms the below disclosed accounts represent all depository accounts and securities accounts presently open in the name of each Borrower or Borrower Subsidiary/Affiliate, as applicable.

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Each new account that has been opened since delivery of the previous Compliance Certificate is designated below with a “*”.

		Depository AC #	Financial Institution	Account Type (Depository/ Securities)	Last Month Ending Account Balance	Purpose of Account
BORROWER Name/Address:
1
2
3
4
5
6
7

SUBSIDIARY / AFFILIATE Name/Address
1
2
3
4
5
6
7

FINANCIAL COVENANTS

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Financial Covenant	Required Level	Actual Level	In Compliance? (Y/N)
Minimum Unrestricted Cash Covenant	[_________]	$_____________
Conditional Performance Covenant	[__________]	[____]

INSURANCE POLICIES OF BORROWER AND ITS SUBSIDIARIES

[The undersigned hereby also confirms that since delivery of the previous Compliance Certificate, neither Borrower nor any of its Subsidiaries has entered into or amended any insurance policy required pursuant to Section 6.1 of the Loan Agreement.]1

[Since delivery of the previous Compliance Certificate, Borrower and/or one or more of its Subsidiaries have entered into new, or amended existing, insurance policies required pursuant to Section 6.1 of the Loan Agreement. Attached hereto are copies of such new or amended insurance policies and updated insurance certificates with respect to such policies, as required to be delivered pursuant to Section 6.2 of the Loan Agreement.]2

[Current Company IP]

[The following claim(s) have been made to Borrower in writing that material part(s) of the Current Company IP infringes or violates the rights of a third party:

[ ]]3

[The following Specified Dispute(s) have been alleged or threatened in writing to Borrower or any of its Subsidiaries:
[ ]]4

EXCLUDED SUBSIDIARIES

The undersigned hereby also confirms the above disclosed accounts represent all cash and cash equivalents held by each Excluded Subsidiary, as applicable.
Does any single Excluded Subsidiary hold cash and cash equivalents greater than $1,000,000 in the aggregate? ____ Yes (not in compliance) ____ No (in compliance)
1 Include if neither Borrower nor any of its Subsidiaries has entered into or amended any insurance policies since delivery of the previous Compliance Certificate.
2 Include if Borrower or any of its Subsidiaries has entered into or amended any insurance policies since delivery of the previous Compliance Certificate.
3 Include if any claim(s) have been made to any Borrower in writing that any material part of the Current Company IP violates the rights of any third party.
4 Include if any Specified Dispute(s) have been alleged or threatened in writing, in each case challenging the legality, validity, enforceability or ownership of any Current Company IP, in each case that would have a material adverse effect on the Products.

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If yes: Please list such Subsidiaries and indicate whether a Joinder will be provided for such Subsidiary: [ ● ]
Is the aggregate amount of cash and cash equivalents held by all Excluded Subsidiaries less than or equal to $1,500,000? ____ Yes (in compliance) ____ No ( not in compliance)
[MSC SUBSIDIARY AND MSC INVESTMENT CONDITIONS

Does the MSC Subsidiary have any assets or liabilities?	____ Yes
____ No
Is the aggregate amount of the consolidated cash of Borrower and its Subsidiaries equal to or less than $150,000,000?	____ Yes (please complete below chart)
____ No

MSC INVESTMENT CONDITIONS

(1) Aggregate amount of Borrower’s cash and cash equivalents held in accounts subject to an Account Control Agreement:	$[ ● ]
(2) Aggregate amount of outstanding Secured Obligations (including any Prepayment Charge and End of Term Charge if outstanding Term Loan Advances were prepaid at this time):	$[ ● ]
(3) Aggregate amount of the consolidated Cash of Borrower and its Subsidiaries (other than Cash held in Excluded Accounts):	$[ ● ]
(4) Amount of the lesser of line (2) and line (3):	$[ ● ]
Is line (1) equal to or greater than line (4)?	_____ Yes (in compliance)
_____ No ( not in compliance)]

Very Truly Yours,
REPLIMUNE GROUP, INC.
By:
Name:
Its:

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ny-2659060

EXHIBIT F
FORM OF JOINDER AGREEMENT
This Joinder Agreement (the “Joinder Agreement”) is made and dated as of [     ], 20[  ], and is entered into by and between ____________________, a _____________ [corporation] (“Subsidiary”), and HERCULES CAPITAL, INC., a Maryland corporation (as “Agent”).
RECITALS
A.    Subsidiary’s Affiliate, Replimune Group, Inc., a Delaware corporation (“Company”), has entered into that certain Loan and Security Agreement dated October 6, 2022, with the several banks and other financial institutions or entities from time to time party thereto as lender (collectively, the “Lenders”), each other Borrower that is party thereto, and the Agent, as such agreement may be amended (the “Loan Agreement”), together with the other agreements executed and delivered in connection therewith;
B.    Subsidiary acknowledges and agrees that it will benefit both directly and indirectly from Company’s execution of the Loan Agreement and the other agreements executed and delivered in connection therewith;
AGREEMENT
NOW THEREFORE, Subsidiary and Agent agree as follows:
1.    The recitals set forth above are incorporated into and made part of this Joinder Agreement. Capitalized terms not defined herein shall have the meaning provided in the Loan Agreement.
2.    By signing this Joinder Agreement, Subsidiary shall be bound by the terms and conditions of the Loan Agreement the same as if it were a Borrower (as defined in the Loan Agreement) under the Loan Agreement, mutatis mutandis, provided however, that (a) with respect to (i) Section 5.1 of the Loan Agreement, Subsidiary represents that it is an entity duly organized, legally existing and in good standing under the laws of [     ], (b) neither Agent nor the Lenders shall have any duties, responsibilities or obligations to Subsidiary arising under or related to the Loan Agreement or the other Loan Documents, (c) that if Subsidiary is covered by Company’s insurance, Subsidiary shall not be required to maintain separate insurance or comply with the provisions of Sections 6.1 and 6.2 of the Loan Agreement, and (d) that as long as Company satisfies the requirements of Section 7.1 of the Loan Agreement, Subsidiary shall not have to provide Agent separate Financial Statements. To the extent that Agent or the Lenders has any duties, responsibilities or obligations arising under or related to the Loan Agreement or the other Loan Documents, those duties, responsibilities or obligations shall flow only to Company and not to Subsidiary or any other Person or entity. By way of example (and not an exclusive list): (i) Agent’s providing notice to Company in accordance with the Loan Agreement or as otherwise agreed among Company, Agent and the Lenders shall be deemed provided to Subsidiary; (ii) a Lender’s providing an Advance to Company shall be deemed an Advance to Subsidiary; and (iii) Subsidiary shall have no right to request an Advance or make any other demand on the Lenders.

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3.    [Subsidiary agrees not to certificate its equity securities without Agent’s prior written consent, which consent may be conditioned on the delivery of such equity securities to Agent in order to perfect Agent’s security interest in such equity securities.]5
4.    Subsidiary acknowledges that it benefits, both directly and indirectly, from the Loan Agreement, and hereby waives, for itself and on behalf on any and all successors in interest (including without limitation any assignee for the benefit of creditors, receiver, bankruptcy trustee or itself as debtor-in-possession under any bankruptcy proceeding) to the fullest extent provided by law, any and all claims, rights or defenses to the enforcement of this Joinder Agreement on the basis that (a) it failed to receive adequate consideration for the execution and delivery of this Joinder Agreement or (b) its obligations under this Joinder Agreement are avoidable as a fraudulent conveyance.
5.    As security for the prompt, complete and indefeasible payment when due (whether on the payment dates or otherwise) of all the Secured Obligations, Subsidiary grants to Agent a security interest in all of Subsidiary’s right, title, and interest in and to the Collateral.
SUBSIDIARY:
__________________________________
By:
Name:
Title:
Address:
Telephone: __________
email: ________
AGENT:
HERCULES CAPITAL, INC.
By: __________________________
Name: ________________________
Title: _________________________
Address:
400 Hamilton Ave., Suite 310
Palo Alto, CA 94301
email: legal@htgc.com
Telephone: 650-289-3060

5 Only include if Subsidiary’s equity interests are not certificated as of the joinder date.

ny-2659060

EXHIBIT G
ACH DEBIT AUTHORIZATION AGREEMENT
[Hercules Capital, Inc.]
[ ]
400 Hamilton Avenue, Suite 310
Palo Alto, CA 94301

Re: Loan and Security Agreement dated October 6, 2022 (the “Agreement”) by and among Replimune Group, Inc., a Delaware corporation (“Borrower”), and certain of its Subsidiaries party thereto as a borrower, Hercules Capital, Inc., as agent (“Company”), and the lenders party thereto (collectively, the “Lenders”)
In connection with the above referenced Agreement, Borrower hereby authorizes the Company to initiate debit entries for (i) the periodic payments due under the Agreement and (ii) out-of-pocket legal fees and costs incurred by Agent or the Lenders pursuant to Section 11.12 of the Agreement to Borrower’s account indicated below. Borrower authorizes the depository institution named below to debit to such account.
[IF FILED PUBLICLY, ACCOUNT INFO REDACTED FOR SECURITY PURPOSES]

DEPOSITORY NAME	BRANCH
CITY	STATE AND ZIP CODE
TRANSIT/ABA NUMBER	ACCOUNT NUMBER

This authority will remain in full force and effect so long as any amounts are due under the Agreement.

REPLIMUNE GROUP, INC.
By:
Name:
Date:

ny-2659060

EXHIBIT H-1
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Loan and Security Agreement dated as of October 6, 2022 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) by and among Replimune Group, Inc., a Delaware corporation, and certain of its Subsidiaries party thereto as a borrower (collectively, “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (collectively, referred to as the “Lenders”), and HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent and collateral agent for itself and the Lenders (in such capacity, the “Agent”).
Pursuant to the provisions of Addendum 1 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “ten percent shareholder” of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Agent and Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform Borrower and the Agent, and (2) the undersigned shall have at all times furnished Borrower and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

Date: ___________, 20___	[NAME OF LENDER]
By:
Name:
Title:

ny-2659060

EXHIBIT H-2
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Loan and Security Agreement dated as of October 6, 2022 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) by and among Replimune Group, Inc., a Delaware corporation, and certain of its Subsidiaries party thereto as a borrower (collectively, “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (collectively, referred to as the “Lenders”), and HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent and collateral agent for itself and the Lenders (in such capacity, the “Agent”).
Pursuant to the provisions of Addendum 1 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “ten percent shareholder” of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

Date: ___________, 20___	[NAME OF PARTICIPANT]
By:
Name:
Title:

ny-2659060

EXHIBIT H-3
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Loan and Security Agreement dated as of October 6, 2022 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) by and among Replimune Group, Inc., a Delaware corporation, and certain of its Subsidiaries party thereto as a borrower (collectively, “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (collectively, referred to as the “Lenders”), and HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent and collateral agent for itself and the Lenders (in such capacity, the “Agent”).
Pursuant to the provisions of Addendum 1 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

Date: ___________, 20___	[NAME OF PARTICIPANT]
By:
Name:
Title:

ny-2659060

EXHIBIT H-4
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Loan and Security Agreement dated as of October 6, 2022 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) by and among Replimune Group, Inc., a Delaware corporation, and certain of its Subsidiaries party thereto as a borrower (collectively, “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (collectively, referred to as the “Lenders”), and HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent and collateral agent for itself and the Lenders (in such capacity, the “Agent”).
Pursuant to the provisions of Addendum 1 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any promissory note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Loan Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Agent and Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform Borrower and the Agent, and (2) the undersigned shall have at all times furnished Borrower and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

Date: ___________, 20___	[NAME OF LENDER]
By:
Name:
Title:

ny-2659060

SCHEDULE 1.1
COMMITMENTS

LENDERS	TRANCHE 1	TRANCHE 2	TRANCHE 3	TRANCHE 4	TRANCHE 5	TRANCHE 6*	TOTAL COMMITMENTS
Hercules Capital, Inc.	$20,700,000.00	$10,350,000.00	$20,700,000.00	$34,500,000.00	$34,500,000.00	$25,000,000.00*	$145,750,000.00
Hercules Private Fund One LLC	$5,400,000.00	$2,700,000.00	$5,400,000.00	$9,000,000.00	$9,000,000.00	--	$31,500,000.00
Hercules Private Global Venture Growth Fund I L.P.	$3,900,000.00	$1,950,000.00	$3,900,000.00	$6,500,000.00	$6,500,000.00	--	$22,750,000.00
	$30,000,000.00	$15,000,000.00	$30,000,000.00	$50,000,000.00	$50,000,000.00	$25,000,000.00*	$200,000,000.00
*Funding of Tranche 6 is conditioned on approval by Lender’s investment committee in its sole and unfettered discretion.

LENDERS	Treaty Passport scheme reference number and jurisdiction of tax residence (if applicable)
Hercules Capital, Inc.	13/H/376642/DTTP USA
Hercules Private Global Venture Growth Fund I L.P.	13/H/391494/DTTP
Hercules Private Fund One LLC	----

ny-2659060

SCHEDULE 4.4
POST-CLOSING DELIVERABLES
1.Within thirty (30) days of the Closing Date (or such later date to which the Agent may agree in its sole discretion), Borrower shall deliver to Agent insurance endorsements in accordance with the requirements of Section 6.2 of this Agreement.
2.Within thirty (30) days of the Closing Date (or such later date to which the Agent may agree in its sole discretion), Borrower shall obtain a duly executed and delivered landlord waiver agreement, in form and substance reasonably satisfactory to Agent, for Borrower’s leased property located at 500 Unicorn Park Dr., 3rd Floor, Woburn, MA 01801.
3.Within thirty (30) days of the Closing Date (or such later date to which the Agent may agree in its sole discretion), Borrower shall obtain a duly executed and delivered landlord waiver agreement, in form and substance reasonably satisfactory to Agent, for Borrower’s leased property located at 33 NY Avenue, Framingham, MA 01701.
4.By no later than one (1) Business Day after the Closing Date (or such later date to which the Agent may agree in its sole discretion), Borrower shall have delivered to Agent (i) duly executed Account Control Agreements, in form and substance reasonably satisfactory to Agent, in respect of the Borrower’s Deposit Accounts set forth in Exhibit D hereto (other than Excluded Accounts) and (ii) a legal opinion of Borrower’s U.S. counsel in form and substance reasonably acceptable to Agent.

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